                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11-C- or
      Section 240.14a-12

                               JAVA CENTRALE, INC.
                (Name of Registrant as Specified in its Charter)

                                (Not Applicable)
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X     No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

       1)      Title of each class of securities to which transaction applies:
               _______________
       2)      Aggregate number of securities to which transaction applies:
               _______________
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____________________________
       4)      Proposed maximum aggregate value of
               transaction:_______________________
       5)      Total fee paid:
               _____________________________________________________

[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

       Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously paid: ________________________________________
       (2)     Form, Schedule, or Registration Statement No.: _________________
       (3)     Filing Party: __________________________________________________
       (4)     Date Filed: ____________________________________________________

                               JAVA CENTRALE, INC.
                            1610 ARDEN WAY, SUITE 145
                          SACRAMENTO, CALIFORNIA 95815

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held On November 25, 1997


TO THE SHAREHOLDERS OF JAVA CENTRALE, INC.:

     The 1997 Annual Meeting of Shareholders of Java Centrale, Inc. (the Company") will be held at the Hilton Hotel, 2200 Harvard Street, Sacramento, California, at 8:00 A.M. on November 25, 1997.

     Shareholders should carefully read and consider the section of this Proxy Statement captioned "Recent and Proposed Equity Offerings," which describes the terms of certain private offerings of common stock and common stock purchase warrants which the Company is currently pursuing. Proposals 2, 4, and 5, which are described below, are an integral part of those private offerings. Unless they are all approved by the shareholders at the 1997 Annual Meeting, the Company will not be able to fully implement these offerings. If one or two, but not all three, of those Proposals are approved by the shareholders, the Board of Directors may, in its discretion, elect to implement either or both (or neither) of the Proposals which are approved.

     The following Proposals will be placed before the Meeting for approval by the shareholders:

1. ELECTION OF DIRECTORS. To elect a Board of four Directors, to serve for the ensuing year.

2. INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK. To amend Article III of the Articles of Incorporation to increase the authorized number of shares of Common Stock from the current 25,000,000 to 50,000,000.

3. AMENDMENT OF THE ARTICLES OF INCORPORATION REGARDING PREFERRED STOCK. To amend Articles III and IV of the Company's Articles of Incorporation in order to provide for a new class of 25,000,000 shares of Preferred Stock and authorize the Board of Directors to issue such shares at its discretion.

4. ONE-FOR-TEN REVERSE STOCK SPLIT. To approve a one-for-ten reverse split of the Company's outstanding shares of Common Stock.

5. REINCORPORATION IN DELAWARE. To approve a change in the Company's state of incorporation from California to Delaware, including a change in the Company's name to Paradise Bakery & Cafe, Inc.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held On November 25, 1997
                                   (Continued)


6. APPROVAL OF INDEPENDENT AUDITORS. To ratify the appointment of Grant Thornton, LLP as independent certified accountants to audit the Company's financial statements for the fiscal year ending March 31, 1998.

7. OTHER BUSINESS. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.


     Only holders of Common Stock of record as of the close of business on October 1, 1997 will be entitled to vote at the meeting or any adjournment thereof.



                                   By Order of the Board of Directors



                                   Bradley  B. Landin, Corporate Secretary


November  6, 1997

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

VOTING SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. . . . . . . . . . . 4

RECENT AND PROPOSED EQUITY OFFERINGS . . . . . . . . . . . . . . . . . . . . . 5

     PROPOSAL NO. 1:   ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . 9

     PROPOSAL NO. 2:   AMENDMENT OF THE ARTICLES OF
     INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
     COMMON SHARES FROM 25,000,000 TO 50,000,000 SHARES. . . . . . . . . . . .12

     PROPOSAL NO. 3:   AMENDMENT OF THE ARTICLES OF
     INCORPORATION TO AUTHORIZE THE ISSUANCE OF 25,000,000
     SHARES OF UNDESIGNATED PREFERRED STOCK. . . . . . . . . . . . . . . . . .15

     PROPOSAL NO. 4:   APPROVAL OF A ONE-FOR-TEN REVERSE SPLIT OF THE
     OUTSTANDING SHARES OF COMMON STOCK. . . . . . . . . . . . . . . . . . . .18

     PROPOSAL NO. 5:   APPROVAL OF A CHANGE IN THE COMPANY'S
     STATE OF INCORPORATION FROM CALIFORNIA TO DELAWARE. . . . . . . . . . . .26

     PROPOSAL NO. 6:   APPROVAL OF INDEPENDENT AUDITORS. . . . . . . . . . . .50

OTHER INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT. . . . . . . . . . . . . . .61

CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61

SHAREHOLDER NOMINATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .63

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64

EXHIBIT A                                                                A-1
EXHIBIT B                                                                B-1
EXHIBIT C                                                                C-1
EXHIBIT D                                                                D-1
EXHIBIT E                                                                E-1

                               JAVA CENTRALE, INC.
                            1610 ARDEN WAY, SUITE 145
                          SACRAMENTO, CALIFORNIA 95815

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON NOVEMBER 25, 1997


                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Java Centrale, Inc. (the "Company") to be held on Tuesday, November 25, 1997 at 8:00 A.M., at the Hilton Hotel, 2200 Harvard Street, Sacramento, California, and at any and all adjournments thereof.

     It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed to shareholders eligible to receive notice of and vote at the Annual Meeting on or about November 7, 1997.

     Shareholders should carefully read and consider the section of this Proxy Statement captioned "Recent and Proposed Equity Offerings," which describes the terms of certain private offerings of common stock and common stock purchase warrants which the Company is currently pursuing. Proposals 2, 4, and 5, which are described below, are an integral part of those private offerings. Unless they are all approved by the shareholders at the 1997 Annual Meeting, the Company will not be able to fully implement these offerings. If one or two, but not all three, of those Proposals are approved by the shareholders, the Board of Directors may, in its discretion, elect to implement either or both (or neither) of the Proposals which are approved.

REVOCABILITY OF PROXIES

     A form of proxy for voting your shares at the Annual Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to, and may, revoke it at any time before it is exercised, by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. In addition, if the person executing a proxy is present at the Annual Meeting, and elects to vote in person, the powers of the proxy holders will be superseded as to those Proposals on which the shareholder actually votes at the Annual Meeting.

PERSONS MAKING THE SOLICITATION

     THIS SOLICITATION OF PROXIES IS BEING MADE BY THE COMPANY'S BOARD OF DIRECTORS. The expenses of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of proxies for the Annual Meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mails, but officers, directors, and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation therefor. The Company will reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these proxy materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies if management determines it to be advisable.

                                VOTING SECURITIES

     There were issued and outstanding 22,005,044 shares of the Company's common stock (the "Common Stock") as of the close of business on October 1, 1997, which date has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date").

     All properly executed proxies delivered pursuant to this solicitation, and not revoked, will be voted at the Annual Meeting, and where the shareholder specifies on the proxy a choice with respect to any matter to be voted on his or her shares will be voted in accordance with the specification so made. Regarding the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees, by following the instructions on the enclosed proxy card. With respect to the proposed amendments to the Company's Articles of Incorporation, the proposal to effect a reverse split of the Company's Common Stock, the proposal to change the Company's state of incorporation from California to Delaware, and the appointment of Grant Thornton, LLP to serve as the Company's independent auditors for the 1998 fiscal year (Proposals 2 through 6), shareholders may vote in favor of or against the proposal, or may abstain from voting, by specifying their choice as indicated on the enclosed proxy card. If no specific instructions are given with respect to any matter to be voted on, the shares represented by a signed proxy will be voted FOR the election of the Board's nominees, FOR each of the proposed amendments of the Company's Articles of Incorporation, FOR the proposed reverse stock split, FOR the proposed change in the Company's state of incorporation from California to Delaware (including the name change), and FOR the appointment of Grant Thornton, LLP as independent auditors.

     Directors will be elected by a majority of the votes cast by the holders of the Company's Common Stock, voting in person or by proxy at the Annual Meeting; ratification of the appointment of Grant Thornton, LLP as independent auditors will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting on such appointment in person or by proxy at the Annual Meeting. Thus abstentions, although they will be counted in determining whether a quorum is present for the vote on both matters, will have no direct effect on the outcome of either of those votes. Similarly, broker non-votes are also counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved, and will have no direct effect on the outcome of the votes for election of directors or the appointment of Grant Thornton, LLP. All of the other matters to be considered at the Annual Meeting, however, including each of the proposed amendments to the Company's Articles of Incorporation, the proposal to effect a reverse split of the Company's Common Stock, and the proposal to change the Company's state of incorporation from California to Delaware (Proposals 2 through 5), will require the affirmative vote of a majority of the outstanding shares entitled to vote, whether or not such shares are actually represented in person or by proxy at the Annual Meeting. Consequently, abstentions and broker non-votes will have the same effect as a vote against those proposals.

     On any matter submitted to the vote of the shareholders other than the election of directors, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock held of record on the Company's books as of the Record Date. In connection with the election of directors, shares may be voted cumulatively, but only for persons whose names have been placed in nomination prior to the voting for election of directors and only if a shareholder present at the Annual Meeting gives notice at the Annual Meeting, prior to such voting, of his or her intention to vote cumulatively. (NOTICE OF INTENTION TO VOTE CUMULATIVELY MAY NOT BE GIVEN BY SIMPLY MARKING AND RETURNING A PROXY.) If any Company shareholder gives such notice, then all shareholders eligible to vote will be entitled to cumulate their votes in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of directors to be elected. All such votes may be cast for any one nominee, or they may be distributed among as many nominees as the shareholder sees fit. The nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected.

     If one of the Company's shareholders gives notice of intention to vote cumulatively, the persons holding the proxies solicited by the Board of Directors will exercise their cumulative voting rights, at their discretion, to vote the shares they hold in such a way as to ensure the election of as many of the Board's nominees as they deem possible. This discretion and authority of the proxyholders may be withheld by checking the box on the proxy card marked "withhold from all nominees." Such an instruction, however, will also deny the proxyholders the authority to vote for any or all of the nominees of the Board of Directors, even if cumulative voting is not called for at the Annual Meeting, although it will not prevent the proxyholders from voting, at their discretion, for any other person whose name may be properly placed in nomination at the Annual Meeting.

     A shareholder may choose to withhold from the proxyholders the authority to vote for any of the individual candidates nominated by the Board of Directors, by marking the appropriate box on the proxy card and striking out the names of the disfavored candidates as they appear on the proxy card. In that event the proxyholders will not cast any of the shareholder's votes for candidates whose names have been crossed out, whether or not cumulative voting is called for at the Annual Meeting, but they will retain the authority to vote for the candidates nominated by the Board of Directors whose names have not been struck out, and for any other candidates who may be properly nominated at the Annual Meeting. If a shareholder wishes to specify how his or her votes are to be allocated in the event of cumulative voting, he or she must appear and vote in person at the Annual Meeting. Ballots will be available at the Annual Meeting for persons desiring to vote in person.

     All votes will be tabulated by Grant Thornton LLP, the Company's tabulating agent. Representatives of Grant Thornton LLP will be in attendance at the Annual Meeting in order to receive any votes cast at that time.

            SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of October 1, 1997, the number and percentage of shares of the Company's outstanding Common Stock beneficially owned, directly or indirectly, by (a) any person (or "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who or which is known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, based in part on information filed by such persons with the Securities and Exchange Commission, (b) each of the Company's directors and the executive officers identified in the chart below,
(c) the Company's directors and executive officers as a group, and (d) each nominee for election as a director. The Company has no other outstanding class of stock. The shares listed as "beneficially owned" are determined under Securities and Exchange Commission rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the individuals listed below have sole or shared voting or investment power and shares which such persons have the right to acquire within 60 days of October 1, 1997. Unless otherwise indicated, the persons listed have sole voting and investment power of the shares beneficially owned. Management is not aware of any arrangements among those listed which may, at a subsequent date, result in a change of control of the Company.


NAME AND ADDRESS OF                     NUMBER OF            PERCENT OF
 BENEFICIAL OWNER                     SHARES OWNED              CLASS
-------------------                   ------------           ----------
Baycor Ventures, Inc.                   1,873,766               8.52%
1550, 3800 Howard Hughes Avenue,
Las Vegas, NV 89109

Thomas A Craig                           184,027                  *
Vice President
1610 Arden Way, Suite 145
Sacramento, CA 95819

Richard J. Crosby (1)                      -0-                    *
C/o Stoneridge Capital, Ltd.
2428B Badajoz Place
La Costa, CA 92009

Jeffrey W. Dudley                          -0-                    *
Chief Financial Officer
1610 Arden Way, Suite 145
Sacramento, CA 95819

Bradley B Landin                         125,000                  *
Director , Vice President, and
 Secretary
1610 Arden Way, Suite 145
Sacramento, CA 95819

Gary C. Nelson                           709,000                3.22%
Director and President
1610 Arden Way, Suite 145
Sacramento, CA 95819

Phillip E. Pearce (2)                      -0-                    *
6624 Glenleaf Court
Sacramento, CA 28270

Richard D. Shannon(3)                   1,880,766               8.55%
Chairman of the Board
2000, 335-8th Avenue, S.W.
Calgary, Alberta,
Canada T2P 1C9

All Directors and Officers as           2,898,793              13.17%
a Group (five persons)

_______________________________
*    Indicates less than one percent.

(1) Mr. Crosby is a nominee for election as Director at this Annual Meeting. See "Proposal No. 1: Election of Directors," below.

(2) Mr. Pearce is a nominee for election as a Director at this Annual Meeting. See "Proposal No. 1: Election of Directors," below.

(3) Mr. Shannon is not a candidate for reelection to the Board of Directors at the 1997 Annual Meeting.

                      RECENT AND PROPOSED EQUITY OFFERINGS

     In August of 1997, the Company retained E. C. Capital Ltd. ("ECC"), a New York based investment banking firm, to raise equity capital in a two-stage private offering (the "ECC Offering"). In both stages, the Company would issue to investors Units consisting of 250,000 shares of Company Common Stock, 250,000 "A" Warrants, and 250,000 "B" Warrants. The "A" Warrants have a term of two years from the date of issuance and may be exercised to purchase shares of Company Common Stock at a per share exercise price of $0.16, while the "B" Warrants have a three-year term and may be exercised to purchase shares of Company Common Stock at a price per share of $0.20. The offering price for each full Unit, in both stages of the ECC Offering, is $25,000. ECC has undertaken to place 25 Units in the first stage of the ECC Offering, and 35 Units in the second and final stage.

     None of the Warrants will be issued unless the Board of Directors and shareholders of the Company approve three significant changes in the Company's current capital structure and organization: a one-for-ten reverse split of the Company's outstanding shares of Common Stock (the "Reverse Stock Split"); an increase in the authorized number of shares of Common Stock (on a post-Reverse Stock Split basis) to 50,000,000 shares; and a change in the Company's state of incorporation from California to Delaware, including a change in the Company's name from Java Centrale, Inc. to Paradise Bakery & Cafe, Inc. These three proposals are being placed before the shareholders at the 1997 Annual Meeting, and are described in this Proxy Statement in Proposals 2, 4, and 5, below. Unless all three Proposals are approved by the shareholders at the Annual Meeting the "A" and "B" Warrants will not be issued to any investors or to ECC, and ECC will not pursue the second stage of the ECC Offering.

     In effect, shareholder approval of Proposals 2, 4, and 5 would constitute ratification of the Company's issuance of both the Warrants to which ECC itself and the investors in the first stage of the ECC Offering are entitled and the Common Stock and Warrants which are to be issued in the second stage of the ECC Offering if it takes place as planned. The results of the ECC Offering, including the effect of the potential exercise of the Warrants to be issued to the investors and ECC, are set forth in tabular form on page 8, below. One potential effect of shareholder ratification of these Proposals and the completion of the ECC Offering would be that the existing shareholders would suffer material reduction of their percentage ownership interest in the Company. Another effect could be that, upon exercise of the Warrants to be granted to it, ECC could become the holder of the largest single block of Company stock, amounting to 14% or more of all the outstanding shares of the Company's Common Stock (or more depending on how many of the other Warrants are exercised). To the Company's knowledge, ECC was not a stockholder as of the Record Date for this Annual Meeting, and there are no arrangements or understandings between ECC and any of the Company's officers or directors with respect to the election of Directors or other matters. Neither ECC not any other investor is under any obligation to exercise any Warrants they may receive as part of the ECC Offering, however.

     In connection with the ECC Offering, the Company has agreed to pay ECC a 10% commission on all sales of Units and a 3% non-accountable expense reimbursement. In addition, if Proposals 2, 4, and 5 herein are approved by the shareholders, the Company must issue to ECC 250,000 "A" Warrants and 250,000 "B" Warrants (on a post-Reverse Stock Split basis) as partial compensation for its efforts in completing the first stage of the ECC Offering, and an equal number of Warrants in connection with the second stage, for a total of 1,000,000 (post-Reverse Stock Split) Warrants in all. The Company has also agreed to retain ECC as an advisor for the next three years at a fee of $3,000 per month, and to pay ECC a 5% warrant solicitation fee for any of the investor warrants which are exercised (that fee has been included in the calculations of net proceeds set forth in the preceding paragraphs). The Company also agreed not to raise debt or equity financing during this three-year period other than with consent of ECC, to allow an ECC designee, upon request, to observe all meetings of the Company's Board of Directors. Finally, all of the Company's officers and directors have executed lock-up agreements with ECC whereby they have agreed not to transfer, assign, sell, or otherwise dispose of any of their Company shares, except with the consent of ECC, until at least one year after the effective date of the registration statement referred to above.

     In the first stage of the ECC Offering, ECC undertook to sell up to 25 Units. This stage is now complete, and as of the date of this Proxy Statement 25 Units, incorporating an aggregate of 6,250,000 shares of Common Stock and (provisionally) Warrants to purchase an additional 12,500,000 shares, have been sold for a total amount (after payment of expenses, including placement agent fees) of approximately $544,000. If the Proposals are approved and the Reverse Stock Split takes place, of course, the number of (post-Reverse Stock Split) shares issued in the first stage of the ECC Offering would be reduced to 625,000, and the Warrants to be issued to investors would represent the power to purchase only an additional 1,250,000 shares. In the event that all the Warrants offered to investors in the first stage of the ECC Offering are subsequently exercised in accordance with their terms, the Company would receive, net of expenses, approximately $2,137,000 upon such exercise. Additionally, ECC itself would receive Warrants to purchase an additional 500,000 (post-Reverse Stock Split) shares of Common Stock, exercisable in the aggregate for $855,000.

     If the shareholders approve Proposals 2, 4, and 5, and the second stage of the ECC Offering takes place, ECC will attempt to place an additional 35 Units, each Unit including the same numbers of shares of Common Stock and "A" and "B" Warrants as were sold in the first stage. Although the Company has no reason to believe ECC will not be successful in conducting the second stage of the ECC Offering, there can be no assurance that it will be able to locate investors to fully subscribe the second stage. If, however, ECC does successfully place all 35 Units in the second stage, an aggregate of 875,000 additional (post-Reverse Stock Split) shares of Common Stock, and Warrants to purchase an additional 1,750,000 shares, would be sold, for a net amount (after payment of expenses, including placement agent fees) of approximately $761,000. ECC would also receive Warrants to purchase an additional 500,000 (post-reverse stock split) shares of Common Stock, bringing the total number of Warrants issued to ECC up to 1,000,000. If issued and exercised as proposed, the ECC Warrants could be exercised for an aggregate net amount (after expenses) of $1,710,000. In the event that all the Warrants to be offered to investors in the second stage are subsequently exercised in accordance with their terms, the Company would receive (again, net of expenses) approximately $2,992,000 upon exercise of the second stage Warrants sold to investors. Thus in the aggregate the Company would be selling in the two stages of the ECC Offering 4,500,000 shares of Common Stock to investors, directly and through the exercise of the Warrants, and 1,000,000 shares to ECC, entirely through the exercise of the Warrants to be issued to ECC, in exchange for aggregate net proceeds of approximately $8,144,000.

     None of the securities sold in the ECC Offering are registered with the Securities and Exchange Commission. The Company has agreed to file, during November of 1997, and maintain effective for two years, a registration statement covering the shares sold in the ECC Offering and the shares underlying the Warrants. The Company also agreed that, for every month that the registration statement is not effective beginning with March, 1998, it would issue the investors free of cost an additional number of shares equal to 10% of the number of shares they had purchased originally in the ECC Offering. The investors (and also Company officers and directors) have agreed not to sell their shares or warrants without the prior written consent of ECC for one year. Until the Company files its registration statement, investors may not sell any shares acquired in the ECC Offering unless they also sell the related Warrants.

     The table on the following page shows the number of shares owned and to be owned, and the relative ownership percentages, of (a) the Company's current shareholders, (b) the Company's affiliates, including members of its management,
(c) the investors in the now completed first stage of the ECC Offering, (d) the prospective investors in the second stage of the ECC Offering, and (d) ECC itself, both currently and assuming that Proposals 2, 4, and 5 are approved and put into effect, all of the Units are ultimately sold as described above, and all of the Warrants are exercised.


                                Actual and Potential Effect of the Recent and Proposed ECC Offerings
                                           On the Company's Existing and New Shareholders

                                                            AFTER ISSUANCE                                 AFTER ISSUANCE
                                                            AND EXERCISE OF          IMMEDIATELY           AND EXERCISE OF
                                           AS OF THE        STAGE 1 AND ECC         AFTER SALE OF          STAGE 2 AND ECC
                                         PROXY  DATE         WARRANTS (1)       THE STAGE 2 UNITS (2)       WARRANTS (3)
                                      -------------------  -------------------  ---------------------   --------------------
SHARES HELD BY
                                      Shares Held    %     Shares Held    %      Shares Held    %       Shares Held     %
                                      -----------   ---    -----------   ---     -----------   ---      -----------    ---
Shareholders Other Than
   Investors or Affiliates(4)          13,856,251   60.2%    1,385,625   34.2%     1,385,625   28.1%      1,385,625    19.3%

Company Affiliates(4)                   2,898,793   12.6%      289,879    7.2%       289,879    5.9%        289,879     4.1%

Stage 1 Investors                       6,250,000   27.2%    1,875,000   46.3%     1,875,000   38.1%      1,875,000    26.1%

Stage 2  Investors                                                                   875,000   17.8%      2,625,000    36.6%

EC Capital                                                     500,000   12.3%       500,000   10.2%      1,000,000    13.9%
                                       ----------  ------    ---------  ------     ---------  ------      ---------   ------

All Shareholders                       23,005,044  100.0%    4,050,504  100.0%     4,925,504  100.0%      7,175,504   100.0%
                                       ----------  ------    ---------  ------     ---------  ------      ---------   ------
                                       ----------            ---------             ---------              ---------


-----------------------
(1) Assumes the approval of the 1 for 10 reverse stock split, an increase in the authorized shares to 50 million shares, and the exercise of 1,250,000 post split warrants from the Stage 1 placement and the exercise of 500,000 post-reverse split Warrants by ECC Capital.

(2) Same assumption as (1) above plus the sale of 35 units of 25,000 post split common shares with A & B warrants.

(3) Same assumption as (1) and (2) above with the exercise of 1,750,000 post split warrants from the Stage 2 placement and the exercise of 1,000,000 post split warrants by EC Capital

(4)  Affiliates include the Company's Directors and Executive Officers.

     To the best of the Company's knowledge, no single investor in the ECC Offering (other than ECC itself), and no group of investors which are related or acting in concert for the purposes of their investment in the Company, has acquired to date, or is expected to acquire upon completion of the ECC Offering (including the exercise of all Warrants), ten percent or more of the Company's outstanding Common Stock or other securities.

PROPOSAL NO. 1:     ELECTION OF DIRECTORS

NOMINEES

     The Company's directors are elected annually, to serve until the next Annual Meeting of shareholders and until their respective successors have been elected. Mr. Nelson has served as a director since the Company's inception in March of 1992; Mr. Landin served as a director of the Company from its inception until March of 1996 and returned to the Board as a director in August of 1997 in order to fill a vacancy created by the resignation of then-current director Mr. Kevin R. Baker.

     Mr. Pearce has been nominated by the Board for election as a director at the Annual Meeting following the resignation of Lyle P. Edwards; Mr. Crosby was nominated to fill the place of former director and Chairman of the Board Richard
D. Shannon, who has announced that he will not stand for re-election to the Board at the 1997 Annual Meeting. Mr. Pearce and Mr. Crosby have not previously served the Company as an officer or director.

     The Company's Bylaws provide that the number of directors of the Company may not be less than four nor more than seven until changed by an amendment to the Bylaws adopted by the Company's shareholders, with the exact number of directors within that range to be set by vote of the Board. At present, the Company's Bylaws provide for a Board consisting of four directors, and consequently proxies may be voted for four directors.

     The persons named below will be nominated for election as directors at the Annual Meeting to serve until the 1998 Annual Meeting of Shareholders and until their successors are duly elected. Unless otherwise instructed, proxyholders will vote the proxies received by them for the election of the nominees below (or as many thereof as possible under the rules of cumulative voting). In the event that any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for director may only be made by complying with the nomination procedures which are described under the heading "Shareholder Proposals and Nominations" at the end of this Proxy Statement.

     The following table sets forth the names of, and certain information concerning, the persons to be nominated by the Board of Directors for election as directors of the Company.



          NAME            AGE   POSITIONS WITH COMPANY
          ----            ---   ----------------------

Richard J. Crosby. . . .   63   Nominee for Director

Gary C. Nelson . . . . .   54   Director, President and Chief Executive Officer

Bradley B. Landin. . . .   46   Director, Vice President and Secretary

Phillip E. Pearce. . . .   68   Nominee for Director

     Richard J. Crosby has since 1995 been the Managing Partner of Stoneridge Capital, Ltd., a professional services firm based in La Costa, California which provides financial advisory and investment banking services to public and private organizations. From 1994 to 1995, Mr. Crosby was a Partner with Fredericks, Shields & Crosby, an investment banking firm based in San Diego, California. From 1992 to 1994, Mr. Crosby was Senior Vice President and Chief Financial Officer of Medtrans, Inc., a San Diego-based company which provides emergency and non-emergency medical transportation. Medtrans, Inc. was acquired by Laidlaw, Inc. in June of 1993. From 1990 to 1992, Mr. Crosby was a Director, Executive Vice President, Chief Administrative Officer, and Chief Financial Officer of CNY International, Inc., which acquired certain assets of The House of Almonds, Morrow's Nut House, and the J. Higby's Yogurt and Treat Shop franchise system, as well as the Morrow's Nut House catalogue business. Mr. Crosby was the Chief Administrative Officer of American Confectionery Corporation from 1989 to 1990, and the Executive Vice President of J. Higby's, Inc., from 1987 to 1989. He has served on the Boards of Directors of a number of companies, and is a California Certified Public Accountant. Mr. Crosby holds a B.S degree in accounting from the University of California, Los Angeles, and is a member of the California and American Societies of Certified Public Accountants, the American Management Association, the Financial Executives Institute, and the Directors Round Table.

     Gary C. Nelson, a founding shareholder of the Company, has been President and Chief Executive Officer of the Company since its incorporation in March 1992. From September 1990 through October 1991 Mr. Nelson was both Senior Vice President and President, International Division, and a founding shareholder of CNY International, a company which was formed to acquire and operate the retail businesses of American Confectionery Corporation. From March 1990 until August 1990, Mr. Nelson was Senior Vice President of American Confectionery Corporation, a company which both owned and franchised over two hundred candy and yogurt outlets. From February 1983 until February 1990, Mr. Nelson was a founding shareholder and served as President and Chief Executive Officer of publicly traded J. Higby's, Inc. and its privately held predecessor, Gamma Industries, whose business was franchising J. Higby's Yogurt and Treat Shoppes in the United States and internationally.

     Bradley B. Landin, a founding shareholder, has been Vice President Operations of the Company since its incorporation in March 1992. He served as a member of the Board of Directors from its incorporation until his resignation in March of 1996. In August of 1997, he was reappointed to the Board to fill a vacancy created by the resignation of one of the then-current directors. From September 1990 until February 1992, Mr. Landin was Vice President, International Division, of CNY International. From March 1990 through August 1990, Mr. Landin was Vice President, International Development, of American Confectionery Corporation, which both owned and franchised over two hundred candy and yogurt outlets. From September 1986 until February 1990, Mr. Landin held various positions with publicly traded J. Higby's Inc., where he was responsible for franchised and company-owned operations, product development, store planning and turn-key construction and equipment programs.

     Phillip E. Pearce, a nominee for election as a director at this Annual Meeting, has not previously been an officer, director, or employee of the Company. Since 1984, Mr. Pearce has been an independent investment banker and consultant, working through his company Phil Pearce & Associates of Charlotte, North Carolina. Prior to that, Mr. Pearce was a Senior Vice President of E.F. Hutton Company from 1969 to 1987, and a director of E. F. Hutton from 1969 until 1982. He was the Chairman of the Board of Governors of the National Association of Securities Dealers, Inc. from 1968 to 1969, and a member of the Board of Governors of the New York Stock Exchange from 1970 to 1971, and has been a member of the Advisory Council to the United States Securities and Exchange Commission on the Institutional Study of the Stock Markets. Mr. Pearce is also a director of three publicly-traded corporations:
Xybernaut Corporation, Starbase Corporation, and Rx Medical Services Corporation, and has been nominated by management for election to the Board of Directors of United Digital Network, Inc. Mr. Pearce is a graduate of the University of South Carolina and graduated from the Wharton School of the University of Pennsylvania.

     The term of office of each director of the Company is one year. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and officers of the Company acting within their capacities as such. There are no family relationships between any of the directors and executive officers of the Company. Except as disclosed above, to the knowledge of the Company no director or officer of the Company, and no nominee for director, serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or of any company registered as an investment company under the Investment Company Act of 1940, as amended.

     Directors of the Company are elected at each annual meeting of the shareholders of the Company and hold office until the next annual meeting; provided, however, that if any annual meeting is not held or the directors are not elected at any annual meeting, they may be elected at any special shareholders' meeting held for that purpose. Each director, including a director elected to fill a vacancy or elected at a special shareholders' meeting, holds office until the expiration of the term for which elected and until a successor has been elected and qualified. Directors of the Company do not currently receive any compensation for serving as Directors.

VOTE REQUIRED FOR THE ELECTION OF DIRECTORS

     The affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting is required to elect each of the nominees for director. Each share of Common Stock which is represented, in person or by proxy, at the Annual Meeting will be accorded one vote on each nominee for director, unless one or more shareholders express an intention to exercise the right of cumulative voting, in which case all shares will be accorded the cumulative voting rights described under the caption "Voting Securities," above.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR
                                DESCRIBED ABOVE.

PROPOSAL NO. 2:     AMENDMENT OF THE ARTICLES OF INCORPORATION
                    TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES FROM
                    25,000,000 TO 50,000,000 SHARES

     Article III of the Company's Articles of Incorporation currently authorizes the Company to issue up to 25,000,000 shares of Common Stock. (If Proposal No. 4, below, is approved by the shareholders this number would be reduced to 2,500,000 shares.) The Board of Directors has adopted, subject to shareholder approval, a resolution to amend Article III to increase the number of authorized shares of Common Stock to 50,000,000 shares (after taking into account the reverse stock split discussed in Proposal No. 4, below).

     The additional Common Stock to be authorized by adoption of the proposed amendment would have rights identical to those associated with the Company's currently authorized and outstanding Common Stock unless there is a subsequent determination by the Board that the proposed amendment is not in the best interests of the Company and its shareholders. Although the Board believes as of the date of this Proxy Statement that the proposed amendment is advisable, the proposed amendment may be abandoned by the Board at any time before, during or after the Annual Meeting and prior to filing the proposed amendment to the Articles of Incorporation as set forth in Exhibit A to this Proxy Statement.

PURPOSE OF THE PROPOSED AMENDMENT

     As of October 1, 1997, the Company had a total of 22,005,044 issued and outstanding shares of Common Stock, out of the 25,000,000 shares currently authorized for issuance under Article III. In addition to the shares of Common Stock then actually outstanding, the Board has reserved 1,994,200 shares of Common Stock which may be issued upon exercise of warrants currently held by nine (9) warrantholders. As a result, the Company has at the present time only 726 authorized but unissued and uncommitted shares of Common Stock available for issuance. (Under the Company's 1993 Stock Option Plan, up to 1,250,000 shares could potentially be issued upon the grant and exercise of options, but no such options are currently outstanding and the Board of Directors will not grant any options in the future unless at the time of grant there are shares available for issuance upon the exercised of such options.)

     Although at present the Board of Directors has no plans (except as described above under "Recent and Proposed Equity Offerings") to approve future issuances of additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further shareholder approval, for various purposes including, without limitation, issuing additional dividends in the form of stock splits, raising capital, providing equity incentives to employees, officers, or directors, establishing strategic relationships with other companies, and expanding the Company's business or product lines through the acquisition of other businesses.

     The additional shares of Common Stock that would become available for issuance if this proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then-current market prices.

     Finally, as discussed above under the caption "Recent and Proposed Equity Offerings" the Company has recently concluded a private offering of Common Stock and Common Stock Purchase Warrants (the "Units"). An increase in the authorized number of shares of Common Stock of the Company is necessary in order to permit the issuance and exercise of the currently outstanding warrants sold as part of the Units, and is a precondition to ECC's obligation to undertake the second of the private offerings described above. Indeed, unless the authorized shares of Common Stock are increased there would simply not be enough shares available for either the exercise of those warrants (assuming they could be issued) or the second of the proposed offerings (even if ECC was willing to undertake it). The Company's Board believes that the potential additional equity capital which could be obtained through the exercise of the warrants issued in the first of the two ECC offerings and the successful completion of the proposed second offering described above represents the Company's best current opportunity to develop its business plan and the Company's full potential. After a lengthy, careful, and thorough review of all the alternatives available to the Company, the Board has come to the conclusion that the recent and proposed financings are the best and most immediate means of raising the additional equity capital the Company needs.

EFFECTS OF THE PROPOSED AMENDMENT

     Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for the dilutive effects resulting from increasing the number of shares of the Company's Common Stock outstanding (when and if such additional shares are actually issued), including the shares which may be issued upon exercise of the warrants which will be issued pursuant to the Company's recent private offering, as described above (see "Recent and Proposed Equity Offerings"). If the amendment is adopted, it will become effective either (a) upon the filing of a Certificate of Amendment of the Company's Articles of Incorporation with the Secretary of State of the State of California if Proposal No. 5 (Reincorporation in Delaware) is not also approved by the shareholders, or
(b) pursuant to the terms of the Agreement of Merger attached hereto as Exhibit E if Proposal No. 5 is so approved.

POTENTIAL EFFECT OF CERTAIN RELATED PROPOSALS

     The outcome of the shareholder vote on Proposal No. 4 could have a material effect on the consequences of the vote on this Proposal No. 2. For more information about Proposal 4, see "Proposal No. 4: Approval of a One-For-Ten Reverse Split of the Company's Outstanding Shares of Common Stock."

Proposal No. 4 would authorize a one-for-ten reverse split of the outstanding shares of the Company's Common Stock. If both Proposal No. 4 and this Proposal No. 2 are approved, the 22,005,044 shares of the Company's Common Stock which were issued and outstanding as of the Record Date would be converted into an aggregate of 2,200,504 shares, but the total authorized number of shares of Common Stock would be increased to 50,000,000 (post-split) shares, as discussed above, leaving 47,799,496 shares available for future issuance. If, however, Proposal No. 4 is not approved by the shareholders but this Proposal No. 2 is, the number of outstanding shares will still be 22,005,044 but the total number of shares authorized and available for issuance would be 50,000,000, leaving 27,994,996 shares available for issuance in the future. On the other hand, if this Proposal No. 2 is not approved but Proposal No. 4 is, the numbers of authorized and outstanding shares of Common Stock would be reduced to 2,500,000 and 2,200,504 shares, respectively, leaving only 299,496 shares available for issuance in the future (of which shares 199,423 are already reserved for issuance upon the exercise of certain outstanding warrants).

     Proposal No. 5 would authorize a change in the Company's state of incorporation from California to Delaware. The success or failure of Proposal No. 5 will not affect the outcome of the vote on this Proposal No. 2, except to the extent that the Company will become a Delaware corporation if Proposal No. 5 is approved. In other words, whether or not the Company is reincorporated in Delaware the number of shares of Common Stock it will have authorized in its Articles or Certificate of Incorporation will be determined by the outcome of the shareholder votes on Proposals 2 and 4.

VOTE REQUIRED FOR APPROVAL

     Approval of the proposed increase in the Company's authorized shares of Common Stock requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Company. For purposes of the vote, abstentions and broker non-votes will have the effect of a "no" vote.

     If approved by the shareholders, it is anticipated that the proposed increase in the authorized shares of the Company's Common Stock would be completed as soon hereafter as practicable. Implementation of this Proposal may be abandoned, however, notwithstanding shareholder approval of it, if Proposals 4 and 5 are not also approved and, in the opinion of the Board of Directors, such implementation is not advisable. (See "Recent and Proposed Equity Financings," above, for a discussion of the relationship between Proposals 2, 4, and 5.) At the present time, however, the Board intends to implement this Proposal No. 2 even if either or both of Proposals 4 and 5 are not also approved.

     Votes FOR all three of Proposals 2, 4, and 5 will constitute, in effect, ratification of the Company's Recent and Proposed Equity offerings (see "Recent and Proposed Equity Offerings," above).

     THE BOARD  OF DIRECTORS RECOMMENDS A VOTE  FOR PROPOSAL NO. 2

PROPOSAL NO. 3 :    AMENDMENT OF THE ARTICLES OF NCORPORATION
                    TO AUTHORIZE THE ISSUANCE OF 25,000,000 SHARES
                    OF UNDESIGNATED PREFERRED STOCK

     Article III of the Company's Articles of Incorporation currently authorizes the Company to issue up to 25,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock. Article IV requires that any such Preferred Stock issuable in a single series, and imposes a number of restrictions on the dividends, liquidation preferences, voting rights, redemption rights, and conversion rights applicable to any Preferred Stock which may be issued by the Company. As of the date of this Proxy Statement, the Company has outstanding 23,005,044 shares of Common Stock and no shares of Preferred Stock.

     In September of 1997 the Board of Directors unanimously adopted a resolution to amend Article III of the Company's Articles of Incorporation to authorize the Company to issue up to 25,000,000 shares of Preferred Stock, and to delete the current Article IV in its entirety. As so amended, Article III would authorize the Board to cause shares of Preferred Stock to be issued in one or more series and with such preferences, limitations, and relative rights, at such times, and for such consideration, as the Board may determine, without shareholder approval. The full text of the current and proposed new versions of
Article III, and the entire text of the current Article IV, are attached to this Proxy Statement as Exhibit B.

PURPOSES OF THE PROPOSED AMENDMENT

     Current Articles III and IV of the Company's Articles of Incorporation were adopted in May of 1994 as part of the process which led to the Company's initial public offering. At that time, the Company's Articles of Incorporation were amended and restated in order to, among other things, eliminate the Company's then outstanding Series A Preferred Stock, effect a two and one-half for one split of the Company's Common Stock, and reclassify the Company's then outstanding Series B Common Stock. Because of the conditions which existed when those amendments were adopted, a number of features were incorporated into Articles III and IV which are confusing and no longer necessary, and, in the Board's opinion, may actually be harmful to the Company's ability to secure future financing on a reasonable basis.

     Many corporations, including many publicly traded corporations, have provisions in their Articles of Incorporation which are similar to those which have been proposed by the Board as described herein. The Company's Board of Directors believes that the Company may in the future need to raise capital through the issuance of Preferred Stock. If that need should arise, potential investors may desire to purchase Preferred Stock under terms and conditions which are incompatible with the provisions of the current Articles III and IV. Accordingly, the Board believes that the proposed amendment, which would authorize the Board to create and issue one or more series of Preferred Stock on terms and containing conditions to be set by the Board at its discretion will provide the Company with the greatest flexibility in negotiating, structuring and securing additional investment.

     In addition to allowing the Company to pursue financing alternatives that might exist if the Company did not have such restricted authority to issue Preferred Stock, the Board could use the Preferred Stock for other purposes, including public and private offerings of preferred shares for cash, payment of stock dividends to the Company's shareholders, and the acquisition of the stock or assets of another company. The Board has no present intention of taking any of these actions, but the ability to do so could be of significant value to the Company in the future.

     Although it has no present intention of doing so, the Board of Directors could issue a series of shares of Preferred Stock that could, depending on the terms of such series, discourage an acquisition or make it more difficult for an acquirer to obtain control of the Company by means of merger, tender offer, proxy contest or other means. For example, Preferred Stock could be used to create voting or other rights which would be impediments to those persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors opposing such action. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with holders of the Common Stock on any merger, sale, or exchange of assets by the Company or any other extraordinary corporate transaction. Finally, the existence of the additional authorized shares of Preferred Stock could have the effect of discouraging unsolicited takeover attempts.

TERMS OF THE PREFERRED STOCK

     In designating the preferences, limitations, and relative rights of any series of Preferred Stock, the Board of Directors will, if this Proposal is approved by the shareholders, have the authority to provide that the shares of any such series may:

          (1) have special, confidential, or limited voting rights or no voting rights;

          (2) be redeemable or convertible: (a) at the option of the Company, by the shareholder or another person on the occurrence of a designated event;
     (b) for cash, indebtedness, securities, or other property; or (c) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

          (3) entitle the holders to distributions calculated in any manner, including dividends that may be cumulative, noncumulative, or partially cumulative; and

          (4) have a preference over any other classes or series of shares with respect to distributions, including dividends and distributions upon the dissolution of the Company, all as the Board of Directors may deem advisable and as are not inconsistent with the California General Corporation Law or the Company's Articles of Incorporation.

     For example, in the event that Company secures an institutional investment, an institutional investor could require: (a) a liquidation preference ensuring the return of the preferred investment ahead of any payments to the holders of the Common Stock in the event of the liquidation, merger or sale of substantially all of the assets of the Company and (b) the right to convert each share of Preferred Stock into one or more shares of Common Stock based upon an agreed conversion ratio. The exact terms of the Preferred Stock will be negotiated with the investor and will vary depending on the particular needs and concerns for that investor.

POTENTIAL EFFECT OF CERTAIN RELATED PROPOSALS

     The outcome of the shareholder vote on Proposal No. 5 could have a material effect on the consequences of the vote on this Proposal No. 3.

     If both this Proposal No. 3 and Proposal No. 5 are approved, the capitalization of the Delaware Company with respect to its Preferred stock will be identical to that proposed in this Proposal No. 3. Accordingly, the Delaware Company will have 25,000,000 shares of authorized Preferred Stock, which the Board will be authorized to issue in one or more series and with such preferences, limitations, and relative rights, at such times, and for such consideration, as the Board may from time to time determine, without shareholder approval. If, however, Proposal No. 5 is approved but this Proposal No. 3 is not, the relevant parts of the Delaware Company's Certificate of Incorporation will be the same, with respect to the Delaware Company's ability to issue shares of Preferred Stock as the Company's Articles of Incorporation are now, to the extent that such a structure does not conflict with Delaware law. Conversely, if this Proposal No. 3 is approved but Proposal No. 5 is not, the Company will remain as a California corporation, but Articles III and IV of its Articles of Incorporation will be amended as described above.

VOTE REQUIRED FOR APPROVAL

     Approval of the proposed amendment to the Company's Articles of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Company. For purposes of the vote, abstentions and broker non-votes will have the effect of a "no" vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL  NO. 3.

PROPOSAL NO. 4:          APPROVAL OF A ONE-FOR-TEN REVERSE SPLIT OF
                         THE OUTSTANDING SHARES OF COMMON STOCK

     In September of 1997 the Board of Directors unanimously adopted a resolution to authorize, upon the approval of the Company's shareholders, a one-for-ten reverse split of the Company's outstanding shares of Common Stock (the "Reverse Stock Split"). The effect of the Reverse Stock Split, if it is so approved, is described below.

     If approved by the Company's shareholders, the Reverse Stock Split would be effected by an amendment of the Company's Articles of Incorporation, unless there is a subsequent determination by the Board that the Reverse Stock Split is not in the best interests of the Company and its shareholders. Although the Board believes as of the date of this Proxy Statement that the Reverse Stock Split is advisable, the Reverse Stock Split may be abandoned by the Board at any time before, during or after the Annual Meeting and prior to filing the proposed amendment to the Company's Certificate of Incorporation.

PURPOSES OF THE PROPOSED REVERSE STOCK SPLIT

     The Board of Directors believes that the proposed Reverse Stock Split may have several positive effects on the Company and on the market for its Common Stock and other securities.

     REDUCTION IN THE NUMBER OF OUTSTANDING SHARES. The principal purpose of the Reverse Stock Split is to reduce the number of shares of Company's Common Stock outstanding. The Board believes that the total number of shares currently outstanding is disproportionately large relative to the Company's present market capitalization. The Board of Directors believes that a decrease in the number of authorized and outstanding shares of Company's Common Stock, without any material alteration of the proportionate economic interest in the Company held by individual shareholders, may increase the trading price of the outstanding shares to a price more appropriate for a NASDAQ quoted security, although no assurance can be given that the market price of the Company's Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split.

     RECENT PRIVATE OFFERING AND POTENTIAL FUTURE OFFERING. As discussed above, under the caption "Recent and Proposed Equity Offerings," the Company has recently conducted a private offering of Common Stock and Common Stock Purchase Warrants (the "Units"). Each full Unit sold in that offering included 250,000 shares of Common Stock and, at least potentially, 500,000 Common Stock Purchase Warrants (on a pre-Reverse Stock Split basis). A total of 25 Units have been sold in the offering to date, producing aggregate proceeds to the Company (after deducting the costs and expenses of the offering, including the Placement Agent fees) of approximately $544,000 in exchange for the issuance of a total of 6,250,000 new shares of Common Stock. The Warrant portion of the Units, however, is dependent on the shareholders' approval of this Proposal No. 4 (the Reverse Stock Split), Proposal No. 2, above (an increase in the authorized number of shares, after giving effect to the Reverse Stock Split, to 50,000,000), and Proposal No. 5, below (a change in the Company's state of incorporation from California to Delaware). Unless all of these Proposals are approved by the shareholders, the Warrants will not be issued. If the Proposals are approved, however, and all of the Warrants described above are exercised in accordance with their terms, the Company would receive a total of $2,137,000 in payment of the exercise price for the Warrants, and the shares of Common Stock initially issued to the investors would be converted into 1,250,000 post-Reverse Split shares.

     The Placement Agent for the Units offering was E. C. Capital, Ltd. ("ECC"). Under the terms of a letter of intent between the Company and ECC, if the three Proposals described above are approved ECC and the Company will undertake a second private offering of Units, in amounts and on terms substantially the same as those of the just-completed offering described above. If all of the Units to be offered in this second offering were sold, and all of the Warrants which are part of the Units were exercised, the Company would receive a total of approximately $3,753,000, after deducting the costs and expenses (including Placement Agent fees) of the second offering, in exchange for the issuance of a total of 2,625,000 new (post Reverse Split) shares of Common Stock. If, however, the three Proposals described above are not approved by the shareholders, under the terms of the letter of intent the second offering would not take place.

     POTENTIAL EFFECT ON THE PRICE OF THE COMPANY'S COMMON STOCK. The Board of Directors believes that the current per share price of the Company's Common Stock may limit the effective marketability of the Company's Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by the Reverse Stock Split.

     The Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split and the resulting anticipated increased price level will encourage greater interest in the Company's Common Stock by the financial community and the investing public, and that such increased interest could promote greater liquidity for the holders of the Company's Common Stock. It is possible, however, that liquidity could be affected adversely by the reduced number of shares outstanding after the Reverse Stock Split. Although any increase in the market price of the Company's Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding, the proposed Reverse Stock Split could result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices of brokerage houses and investors referred to above and to diminish the adverse impact of correspondingly high trading commissions on the market for the shares.

     There can be no assurances, however, that the foregoing effects will occur or that the market price of the Company's Common Stock immediately after implementation of the proposed Reverse Stock Split will be maintained for any period of time, or that such market price will approximate ten times the market price before the proposed Reverse Stock Split.

     RECENT CHANGES IN NASD RULES RELATIVE TO SMALL-CAP STOCKS The Company's Common Stock is currently listed for trading on the National Association of Securities Dealers (the "NASD") SmallCap Market List. In August of 1997 the NASD obtained the approval of the Securities and Exchange Commission for a change in its rules regarding the continuing listing requirements applicable to securities, such as the Company's Common Stock, that are quoted on the SmallCap List. The new rules (which will go into effect during early 1998), require, among other things, that the minimum bid price for any stock quoted on that market is $1.00. If the minimum bid price for a listed company's stock should drop below $1.00 for a specified number of consecutive trading days, it would become eligible for delisting from the SmallCap Market List. The Company does not meet the new NASD rules in this respect. For the entire period between January 31, and September 15, 1997, for instance, the daily low bid price per share for the Company's Common Stock ranged from a low of $0.19 to a high of $0.59, never equaling or exceeding $1.00

EFFECT OF THE REVERSE STOCK SPLIT

     If the Reverse Stock Split is approved by the holders of Company's Common Stock at the Annual Meeting, and unless there is a subsequent determination by the Board of Directors that the Reverse Stock Split is not in the best interests of the Company and its shareholders, an amendment to Article III of the Company's Articles of Incorporation would be filed with the Secretary of State of the State of California on any date (the "Reverse Split Date") selected by the Board on or prior to the Company's next annual meeting of shareholders. The Reverse Stock Split would become effective on the date of such filing. Without any further action on the part of the Company or the holders of the Company's Common Stock, the shares of Company's Common Stock held by shareholders of record as of the Reverse Split Date would be converted into the right to receive an amount of whole shares of new (post-Reverse Split) Common Stock equal to the number of their shares divided by ten, and the number of currently authorized shares of Common Stock would be reduced from 25,000,000 to 2,500,000. (Of course, if Proposal No. 2, above, is also approved, the number of authorized post-Reverse Split shares will in fact be increased to 50,000,000.) No fractional shares would be issued, and no such fractional share interest would entitle the holder thereof to vote or to any rights of a shareholder of the Company. In lieu of any such fractional shares, a certificate or certificates evidencing the aggregate of all fractional shares otherwise issuable (rounded, if necessary, to the next higher whole share) will be issued to the Company's transfer agent, American Stock Transfer & Trust Company (the "Exchange Agent"), or its nominee, as agent for the accounts of all holders of shares of Company's Common Stock otherwise entitled to have a fraction of a share issued to them in connection with the Reverse Stock Split. Sales of fractional interests will be effected by the Exchange Agent as soon as practicable on the basis of prevailing market prices of the Company's Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Small Cap List at the time of sale. After the Reverse Split Date, the Exchange Agent will pay to such shareholders their pro rata share of the net proceeds derived from the sale of their fractional interests upon surrender of their stock certificates. The interest in the Company of any holder of fewer than ten shares of Company's Common Stock prior to the Reverse Split Date would thereby be terminated.

     Approval of the Reverse Stock Split would not affect any continuing shareholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the payment in cash of fractional shares. The shares of Company's Common Stock which would be issued upon approval of the Reverse Stock Split would be fully paid and nonassessable. The voting rights and other privileges of the continuing holders of Company's Common Stock would not be affected substantially by adoption of the Reverse Stock Split or subsequent implementation thereof.

     The Company's Common Stock is quoted on the NASDAQ SmallCap List. The number of holders of the Company's Common Stock on the Record Date was approximately 2,500. The Company does not currently anticipate that the Reverse Stock Split would result in a reduction in the number of holders large enough to jeopardize continued listing of the Company's Common Stock on the NASDAQ SmallCap List.

     As of the Record Date, the number of issued and outstanding shares of Company's Common Stock was 22,005,044. As a result of the Reverse Stock Split, the aggregate number of shares of Company Common Stock that would be issued and outstanding would be 2,200,504, and 100,073 shares would be authorized and unissued (after the reservation of an additional 199,423 shares of Company's Common Stock for issuance upon exercise of certain outstanding stock purchase warrants).

     If the Reverse Stock Split is approved, the exercise prices of the various stock purchase warrants which are now outstanding will be proportionately increased, so that, in order to exercise any given percentage of the shares available under any of such warrants, the warrant holder will be required to pay the same aggregate exercise price.

     The following table illustrates the principal effects of the proposed Reverse Stock Split, as of the Record Date (assuming that no options are outstanding under the Company's 1993 Stock Option Plan).

                                              IMMEDIATELY
             NUMBER OF SHARES OF           PRIOR TO REVERSE      AFTER REVERSE
            COMPANY COMMON STOCK              STOCK SPLIT         STOCK SPLIT
            --------------------           ----------------      -------------
Authorized                                    25,000,000         2,500,000 (1)

Outstanding                                   22,005,044         2,200,504 (1)

Reserved for issuance upon exercise
of currently outstanding Warrants (2) (3)      1,994,230           199,423

Available for future issuance by
action of the Board (after giving
effect to the reservations above) (3)          1,000,726           100,073

------------------------
(1) If Proposal No. 2 is also approved by the shareholders, the number of authorized post-Reverse Split shares will be increased to 50,000,000. The number of shares outstanding will not be affected by the approval or rejection of Proposal No. 2. See "Proposal No. 2," above.

(2) Includes warrants to purchase shares of Common Stock, at exercise prices now ranging from $0.29 to $9.90 per share, issued in connection with prior Company financings between May 1994 and July 1997. If the Reverse Stock Split is approved, the exercise prices for these warrants will be increased to from $2.90 to $99.00 per share.

(3) The foregoing table does not reflect the 17,500,000 (pre-Reverse Stock Split) warrants provisionally granted to investors, and ECC, in September 1997 in connection with the Company's recent private Units offering. The issuance of these warrants is subject to shareholder approval of Proposals 2, 4, and 5, as discussed above (see "Recent and Proposed Equity Offerings"). If all three of the Proposals are approved, and the Reverse Stock Split is carried into effect, those warrants could be exercised to purchase 1,750,000 post-Reverse Split shares, at exercise prices of $1.60 and $2.00 per share, respectively.


EXCHANGE OF STOCK CERTIFICATES

     If the Reverse Stock Split is consummated, as soon as practicable after the Reverse Split Date the Company will send a letter of transmittal to each shareholder of record on the Reverse Split Date for use in transmitting certificates representing shares of Company's Common Stock ("Old Certificates") to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of new Company's Common Stock. No new certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

     Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all Old Certificates, shareholders will receive a new certificate or certificates representing the number of whole shares of new Company's Common Stock into which their shares of Company's Common Stock represented by the Old Certificates have been converted as a result of the Reverse Stock Split. Until surrendered, outstanding Old Certificates held by shareholders will be deemed for all purposes to represent the number of whole shares of Company's Common Stock to which such shareholders are entitled as a result of the Reverse Stock Split. Shareholders should not send their Old Certificates to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender as soon as practicable after the letter of transmittal is sent shall be exchanged at the first time they are presented for transfer.

     No service charges will be payable by holders of shares of Company's Common Stock in connection with the exchange of certificates, all expenses of which will be borne by the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated Federal income tax consequences of the Reverse Stock Split to shareholders of the Company. This summary is based on the Federal income tax laws now in effect and as currently interpreted. It does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible Federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the Federal income tax consequences to shareholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). The summary does not discuss any consequence of the Reverse Stock Split under any state, local or foreign tax laws.

     No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the Federal income tax consequences to the shareholders of the Company as a result of the Reverse Stock Split. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

     The Company believes that the Reverse Stock Split would be a tax-free recapitalization to the Company and its shareholders. If the Reverse Stock Split qualifies as a recapitalization described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), then: (i) no gain or loss will be recognized by holders of the Company's Common Stock who exchange their shares of Common Stock for new, post-Reverse Split shares, except that holders of pre-Reverse Split Common Stock who receive cash proceeds from the sale of fractional shares of Common Stock will recognize gain or loss equal to the difference, if any, between such proceeds and the basis of their Common Stock allocated to their fractional share interests, and such gain or loss, if any, will constitute capital gain or loss if their fractional share interests are held as capital assets at the time of their sale, (ii) the tax basis of the new, post-Reverse Split Common Stock received by holders of old, pre-Revere Split, Common Stock will be the same as the tax basis of the old, pre-Revere Split Common Stock exchanged therefor, less the tax basis allocated to fractional share interests and (iii) the holding period of the new post-Reverse Split Common Stock in the hands of the holders of such shares will include the holding period of their old, pre-Reverse Split Common Stock exchanged therefor, provided that such shares were held as a capital asset immediately prior to the exchange.

POTENTIAL EFFECT OF CERTAIN RELATED PROPOSALS

     The outcome of the shareholder vote on Proposals 2 and 5 could have a material effect on the consequences of the vote on this Proposal No. 4. For more information about those Proposals, see "Proposal No. 2: Amendment of the Articles of Incorporation to Increase the Authorized Number of Common Shares from 25,000,000 to 50,000,000 Shares" and "Proposal No. 5: Approval of a Change in the Company's State of Incorporation From California to Delaware," below.

     Proposal No. 2 would authorize an amendment to the Company's Articles of Incorporation to increase its total authorized number of shares of Common Stock (on a post-Reverse Stock Split basis) to 50,000,000. If both Proposal No. 2 and this Proposal No. 4 are approved, the 22,005,044 shares of the Company's Common Stock which were issued and outstanding as of the Record Date will still be converted into an aggregate of only 2,200,504 shares, as discussed above, but the total authorized number of shares of Common Stock will also be increased to 50,000,000 shares (on a post-Reverse Stock Split basis), leaving 47,799,496 shares available for future issuance. If, however, Proposal No. 2 is approved by the shareholders but this Proposal No. 4 is not, the number of outstanding shares will not be reduced but the total number of shares authorized and available for issuance will be increased to 50,000,000 shares, leaving 27,994,956 shares available for issuance in the future. Finally, should this Proposal No. 4 be approved while Proposal No. 2 is not, the 22,005,044 shares of the Company's Common Stock which were issued and outstanding as of the Record Date will still be converted into an aggregate of only 2,200,504 shares, as discussed above, but the total authorized number of shares of Common Stock will not be increased, so that the authorized number of shares of Common Stock will be reduced to 2,500,000 and only 299,496 shares will be available for future issuance (of which shares 199,423 are already reserved for issuance pursuant to certain outstanding warrants).

     Proposal No. 5 would authorize a change in the Company's state of incorporation from California to Delaware. The success or failure of Proposal No. 5 will not affect the outcome of the vote on this Proposal No. 4, except to the extent that the Company will become a Delaware corporation if Proposal No. 5 is approved. In other words, whether or not Proposal No. 5 is approved and the Company is in fact reincorporated in Delaware its authorized number of shares of Common Stock will be determined by the outcome of the shareholder votes on Proposals 2 and 4.

VOTE REQUIRED FOR APPROVAL

     Approval of the proposed Reverse Stock Split requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Company. For purposes of this vote, abstentions and broker non-votes will have the effect of "no" votes.

     If approved by the shareholders, it is anticipated that the Reverse Stock Split would be consummated as soon hereafter as practicable. Implementation of this Proposal may be abandoned, however, notwithstanding shareholder approval of it, if Proposals 2 and 5 are not also approved and, in the opinion of the Board of Directors, such implementation is not advisable. (See "Recent and Proposed Equity Financings," above, for a discussion of the relationship between Proposals 2, 4, and 5.) At the present time, however, the Board intends to implement this Proposal No. 4 even if either or both of Proposals 2 and 5 are not also approved.

     Votes FOR all three of Proposals 2, 4, and 5 will constitute, in effect, ratification of the Company's Recent and Proposed Equity offerings (see "Recent and Proposed Equity Offerings," above).

THE BOARD  OF DIRECTORS RECOMMENDS A VOTE  FOR PROPOSAL NO. 4.

PROPOSAL NO. 5:     APPROVAL OF A CHANGE IN THE COMPANY'S STATE
                    OF INCORPORATION FROM CALIFORNIA TO
                    DELAWARE

     The Company was originally incorporated in the State of California, and it is still a California corporation. In September of 1997, however, the Board of Directors unanimously adopted a resolution (subject to the shareholders' approval) to change the Company's state of incorporation from California to Delaware. Such a change would involve the merger of the Company into a wholly-owned Delaware subsidiary corporation, to be created for that purpose, and is commonly known as "Reincorporation." If the proposed Reincorporation takes place as planned, the Delaware Company will have the name "Paradise Bakery & Cafe, Inc."

REASONS FOR THE PROPOSED REINCORPORATION

     The Board of Directors believes that a change in the Company's state of incorporation would be in the best interests of the Company and its shareholders for several reasons. In recent years, a number of major public companies have obtained the approval of their shareholders to reincorporate in Delaware. For the reasons explained below, the Company believes it is beneficial and important that the Company likewise avail itself of Delaware law.

     ATTRACTING AND RETAINING QUALIFIED DIRECTORS

     The Board of Directors believes that Reincorporation will enhance the Company's ability to attract and retain qualified members of the Company's Board of Directors as well as encourage directors to continue to make independent decisions in good faith on behalf of the Company. To date, the Company has not experienced difficulty in retaining directors. The Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, many of which are incorporated in Delaware, to attract new directors and to retain its current directors. Reincorporation in Delaware will allow the Company the increased flexibility and predictability afforded by Delaware law. Concurrent with the Reincorporation, the Company proposes to adopt or maintain certain measures designed to make hostile takeovers of the Company more difficult. The Board believes that adoption of these measures will enable the Board to consider fully any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and its shareholders.

     SUPERIOR RULES OF CORPORATE GOVERNANCE

     For many years, Delaware has followed a policy of encouraging incorporation in that state. In furtherance of that policy, Delaware has adopted comprehensive corporate laws which are revised regularly to meet changing business circumstances. The Delaware legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware's corporate law. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company's legal affairs than is presently available under

California law.

     In 1986, Delaware amended its corporate law to allow corporations to limit the personal monetary liability of directors for their conduct as directors under certain circumstances. The directors have elected to adopt such a provision in the Delaware certificate and bylaws. It should be noted that Delaware law does not permit a Delaware corporation to limit or eliminate the liability of its directors for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit or for violations of federal laws such as the federal securities laws. The Board believes that Delaware incorporation will enhance the Company's ability to recruit and retain directors in the future; however the shareholders should be aware that such a provision inures to the benefit of the directors, and the interest of the Board in recommending the Reincorporation may therefore be in conflict with the interests of the shareholders. See "Indemnification and Limitation of Liability" for a more complete discussion of these issues.

     In 1987, California amended its corporate law in a manner similar to Delaware to permit a California corporation to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. The Company has in the past adopted articles and bylaws, and entered into indemnification agreements with its officers and directors, to take advantage of these changes in California law. Nonetheless, the Board of Directors believes that the protection from liability for directors is somewhat greater under the Delaware law than under the California law and therefore that the Company's objectives in adopting this type of provision can be better achieved by Reincorporation in Delaware. The Board of Directors has included such a provision in the proposed Delaware articles and bylaws. Shareholders should be aware that, because such provision inures to the benefit of the directors, there is a potential conflict in the Board's support of such a provision. See "Indemnification and Limitation of Liability" for a more complete discussion of these issues.

     The interests of the Board of Directors of the Company, management, and affiliated shareholders in voting on the Reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under California law. Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. A discussion of the principal differences between California and Delaware law as they affect shareholders is set forth below, under the heading "Significant Changes Caused by Reincorporation".

     ANTI-TAKEOVER PROVISIONS

     Portions of the Reincorporation proposal may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or a negative effect on the Company and its shareholders depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and generally present to the shareholders the risk of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction. Board approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets.

     The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board believes that the potential disadvantages of unapproved takeover attempts sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of the Company and its shareholders. Accordingly, the Reincorporation plan includes certain proposals that may have the effect of discouraging or deterring hostile takeover attempts.

     Notwithstanding the belief of the Board as to the benefits to shareholders of the changes, shareholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Company which is not presented to and approved by the Board of Directors, but which a substantial number and perhaps even a majority of the Company's shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.

     The Delaware certificate and bylaws will contain provisions eliminating cumulative voting and the action by written consent of shareholders, advance notice requirement for shareholder proposals, supermajority requirements for amendment of certain provisions in the Delaware certificate and bylaws and requiring a vacancy on the board resulting from an increase in the number of directors to be filled by the majority vote of the directors.

     In considering the proposals, shareholders should be aware that the overall effect of certain of the proposed changes is to make it more difficult for holders of a majority of the outstanding shares of Common Stock to change the composition of the Board of Directors and to remove existing performance of the incumbent directors or otherwise desire to make changes.

     The new provisions in the Company's charter documents could make a proxy contest a less effective means of removing or replacing existing directors or could make it more difficult to make a change in control of the Company which is opposed by the Board of Directors. This strengthened authority of the Board of Directors could enable the Board of Directors to resist change and otherwise thwart the desires of a majority of the shareholders. Because this provision may have the effect of continuing the tenure of the current Board of Directors, the Board has recognized that the individual directors have a personal interest in this provision that may differ from those of the shareholders. However, the Board believes that the primary purpose of these provisions is to ensure that the Board will have sufficient time to consider fully any proposed takeover attempt in light of the short and long-term benefits and other opportunities available to the Company and, to the extent the Board determines to proceed with the takeover, to effectively negotiate terms that would maximize the benefits to the Company and its shareholders.

     The Board of Directors has considered the potential disadvantages and believes that the potential benefits of the provisions included in the proposed charter documents outweigh the possible disadvantages. In particular, the Board believes that the benefits associated with attracting and retaining skilled and experienced outside directors and with enabling the Board to fully consider and negotiate proposed takeover attempts, as well as the greater sophistication, breadth and certainty of Delaware law, make the Reincorporation proposed beneficial to the Company, its management and its shareholders.

     The proposal to include these antitakeover provisions in the proposed Reincorporation does not reflect knowledge on the part of the Board of Directors or management of any proposed takeover or other attempt to acquire control of the Company. Management may in the future propose other measures designed to discourage takeovers apart from those proposed in this Proxy Statement, if warranted from time to time in the judgment of the Board of Directors.

     RECENT AND POTENTIAL PRIVATE OFFERINGS
     As discussed above, under the caption "Recent and Proposed Equity Offerings," the Company has recently conducted a private offering of Common Stock and Common Stock Purchase Warrants (the "Units"). Each full Unit sold in that offering included 250,000 shares of Common Stock and, at least potentially, 500,000 Common Stock Purchase Warrants (on a pre-Reverse Stock Split basis). A total of 25 Units have been sold in the offering to date, producing aggregate proceeds to the Company (after deducting the costs and expenses of the offering, including the Placement Agent fees) of approximately $544,000 in exchange for the issuance of a total of 6,250,000 new shares of Common Stock. The Warrant portion of the Units, however, is dependent on the shareholders' approval of this Proposal No. 4 (the Reverse Stock Split), Proposal No. 2, above (an increase in the authorized number of shares, after giving effect to the Reverse Stock Split, to 50,000,000), and Proposal No. 5, below (a change in the Company's state of incorporation from California to Delaware). Unless all of these Proposals are approved by the shareholders, the Warrants will not be issued. If the Proposals are approved, however, and all of the Warrants described above are exercised in accordance with their terms, the Company would receive a total of $2,137,000 in payment of the exercise price for the Warrants, and the shares of Common Stock initially issued to the investors would be converted into 1,250,000 post-Reverse Split shares.

     The Placement Agent for the Units offering was E. C. Capital, Ltd. ("ECC"). Under the terms of a letter of intent between the Company and ECC, if the three Proposals described above are approved ECC and the Company will undertake a second private offering of Units, in amounts and on terms substantially the same as those of the just-completed offering described above. If all of the Units to be offered in this second offering were sold, and all of the Warrants which are part of the Units were exercised, the Company would receive a total of approximately $3,753,000, after deducting the costs and expenses (including Placement Agent fees) of the second offering, in exchange for the issuance of a total of 2,625,000 new (post Reverse Split) shares of Common Stock. If, however, the three Proposals described above are not approved by the shareholders, under the terms of the letter of intent the second offering would not take place.

     SIGNIFICANT CHANGES CAUSED BY  THE REINCORPORATION

     In general, the Company's corporate affairs are governed at present by the corporate law of California, the Company's state of incorporation, and by the Company's Articles of Incorporation, (the "California Articles") and Bylaws (the "California Bylaws"), which have been adopted pursuant to California law. The California Articles and California Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at Java Centrale, Inc., 1610 Arden Way, Suite 145, Sacramento California 95814, Attention: Corporate Secretary.

     If the Reincorporation proposal is adopted, the Company will merge into, and its business will be continued by, the Delaware Company. Following the merger, issues of corporate governance and control would be controlled by Delaware, rather than California law (however, see "Application of California Law After Reincorporation," below). The California Articles and California Bylaws, will, in effect, be replaced by the Certificate of Incorporation of the Delaware Company (the "Delaware Certificate") and the bylaws of the Delaware Company (the "Delaware Bylaws"), copies of which are attached as Exhibits C and D to this Proxy Statement. Accordingly, the differences among these documents and between Delaware and California law are relevant to each shareholder's decision whether to approve the Reincorporation proposal.

     CHANGE IN THE COMPANY'S NAME TO PARADISE BAKERY & CAFE, INC.

     If the proposed Reincorporation takes place as planned, the Delaware Company will no longer be called Java Centrale, Inc. Rather, it will have a new corporate name: Paradise Bakery & Cafe, Inc. The reason for this change is primarily that since its acquisition of the Paradise Bakery chain in December 1995 the Company's focus and primary direction has gradually been changing to emphasize the potential of its Paradise Bakery chain. For the year ended March 31, 1997, Paradise Bakery, Inc. accounted for 70% of the Company's overall sales, while for the quarter ended June 30, 1997, the Paradise Bakery line accounted for 94% of overall sales. The Company's management and Board of Directors have come to believe that in the future the greater opportunities for growth and profitability will most likely be in this area. Because of this belief, the Board has decided use the occasion of the Reincorporation to demonstrate its confidence in the opportunities it perceives for the Paradise Bakery system by changing the Company's name to reflect its new emphasis.

     CHANGES IN THE APPLICABLE CORPORATE LAW

     A number of differences between California and Delaware law and among the various charter documents are summarized in the chart below. Shareholders are requested to read the following chart in conjunction with the discussion following the chart and the Delaware Certificate and Delaware Bylaws which are attached to this Proxy Statement as Exhibits C and D, respectively. For each item summarized in the chart, there is a reference to a page of this Proxy Statement on which a more detailed discussion appears.


ISSUE                                       DELAWARE                                    CALIFORNIA
-----                                       --------                                    ----------

Limitation of Liability of Directors and    Delaware law permits the limitation of      California law contains additional
Officers (see page  34).                    liability of directors and officers to the  exemptions to the liability limitations of
                                            Company except in connection with (i)       directors and officers.  See
                                            breaches of the duty of loyalty; (ii) acts  "Indemnification and Limitation of
                                            or omissions not in good faith or           Liability."
                                            involving intentional misconduct or
                                            knowing violations of law, (iii) the
                                            payment of unlawful dividends or unlawful
                                            stock repurchases or redemptions; or (iv)
                                            transactions in which a director received
                                            an improper personal benefit.

Indemnification of Directors and Officers   Delaware law permits somewhat broader       California law permits indemnification
(see page  35)                              indemnification and could result in         under certain circumstances, subject to
                                            indemnification of directors and officers   certain limitations.  See "Indemnification
                                            in circumstances where California law       and Limitation of Liability."
                                            would not permit indemnification.  See
                                            "Indemnification and Limitation of
                                            Liability."

Cumulative Voting for Directors             Cumulative voting is not available under    Cumulative voting is mandatory whenever
(see page  37)                              Delaware law because it is  not provided    notice of intent to vote cumulatively is
                                            in the Delaware Certificate.                given by a shareholder at a shareholders'
                                                                                        meeting at which directors are to be
                                                                                        elected.  California law permits certain
                                                                                        corporations, not currently including the
                                                                                        Company, to eliminate cumulative voting by
                                                                                        adopting an amendment to their Articles of
                                                                                        Incorporation or Bylaws to that effect.
                                      -31-


Number of Directors                         Determined by Board within range set in     Determined by Board within range set in
(see page  38)                              the Delaware Company  Bylaws.  Changes in   the California Bylaws.  Changes in the
                                            the authorized range must be approved by    authorized range must be approved by the
                                            the shareholders. The Delaware Company      shareholders. The California Company
                                            Bylaws also permit vacancies to be filled   Bylaws also permit vacancies to be filled
                                            by the current Directors.                   by the current Directors.

Filling Board Vacancies                     Delaware law provides for the Delaware      California law permits (a) any holder of
(see page  38)                              Court of Chancery to order an election to   5% or more of the corporation's Voting
                                            fill vacancies or newly created             Stock or (b) the superior court of the
                                            directorships upon the application of the   appropriate county to call a special
                                            holders of 10% of the outstanding shares    meeting of shareholders to elect the
                                            having a right to vote for such directors   entire board if, after filling any
                                            if, at the time of filling such vacancies   vacancy, the directors then in office who
                                            or directorships, the directors then in     have been elected by the shareholders
                                            office constitute less than a majority of   constitute less than a majority of the
                                            the entire board as constituted             directors then in office.
                                            immediately prior to any increase.

Removal of Directors by Shareholders        Removal with or without cause by            Removal with or without cause by
(see page  38)                              affirmative vote of a majority of the       affirmative vote of a majority of the
                                            outstanding shares.                         outstanding shares, provided those shares
                                                                                        voting against removal could not elect
                                                                                        such director under cumulative voting.

Who May Call Special Shareholder Meetings   The Board, the Chairman of the Board or     The Board, the Chairman of the Board, the
(see page  40)                              the Chief Executive Officer.                President, or holders of 10% of the shares
                                                                                        entitled to vote at the special meeting.

Tender Offer Statute (see page 41)          Restricts hostile two-step takeovers.       No comparable statute.

                                       -32-


Amendment of Certificate (see page  43)     Amendments to provisions relating to        Amendments require approval by a majority
                                            director indemnification, management of     of the voting stock of the Company.
                                            the Delaware Company, and amendment of the
                                            Delaware Certificate require approval by
                                            66 2/3% of the voting stock of the
                                            Delaware Company.

Amendment of Bylaws (see page  43)          By the Board or the holders of 66 2/3% of   By the Board or the holders of a majority
                                            the outstanding voting shares.              of the outstanding voting shares.

Loans to Officers and Directors (see page   Board may authorize if expected to benefit  Loans must be approved or ratified by a
43)                                         the Company.                                majority of the outstanding shares.

Class Vote for Reorganizations (see page    Generally not required unless a             A reorganization transaction must
44)                                         reorganization adversely affects a          generally be approved by a majority vote
                                            specific class of shares.                   of each class of shares outstanding.

Right of Shareholders to Inspect            Permitted for any purpose reasonably        Permitted for any purpose reasonably
Shareholder List (see page  44)             related to such shareholder's interest as   related to such shareholder's interest as
                                            a shareholder.                              a shareholder.  Also, an absolute right to
                                                                                        5% shareholders and certain 1%
                                                                                        shareholders.

Appraisal Rights (see page 44)              Generally available if shareholders         Available in certain circumstances if the
                                            receive cash in exchange for the shares     holders of 5% of the class assert such
                                            and in certain other circumstances.         rights.

Dividends (see page  45)                    Paid from surplus (including paid-in and    Generally limited to the greater of (i)
                                            earned surplus or net profits).             retained earnings or (ii) an amount which
                                                                                        would leave the Company with assets of
                                                                                        125% of liabilities and current assets of
                                                                                        100% of current liabilities.
                                       -33-


Other                                       Responsive legislature and larger body of
                                            corporate case law in Delaware provides
                                            more predictable corporate legal
                                            environment in Delaware.


INDEMNIFICATION AND LIMITATION OF LIABILITY

     LIMITATIONS ON DIRECTOR LIABILITY. Both California and Delaware permit a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of certain duties as a director. The California and Delaware laws adopt a self-governance approach by enabling a corporation to take advantage of these provisions only if an amendment to the charter limiting such liability is approved by a majority of the outstanding shares or such language is included in the original charter.

     The California Articles eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law;(b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

     The Delaware Certificate also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provision also may not limit director's liability for violation of, or otherwise relieve the Delaware Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     Shareholders should recognize that the proposed Reincorporation and associated measures are designed to shield a director from suits by the Delaware Company or its stockholders for monetary damages for negligence or gross negligence by the director in failing to satisfy the director's duty of care. As a result, an action for monetary damages against a director predicated on a breach of the duty of care would be available only if the Delaware Company or its shareholders were able to establish that the director knowingly violated the law, derived an improper personal benefit, or approved an illegal dividend or stock repurchase. Consequently, the effect of such measures may be to limit or eliminate an effective remedy which might otherwise be available to a shareholder who is dissatisfied with Board's decisions. Although an aggrieved shareholder could sue to enjoin or rescind an action taken or proposed by the Board of Directors, such remedies may not be timely or adequate to prevent or redress injury in all cases.

     The Company believes that directors are motivated to exercise due care in managing the Company's affairs primarily by concern for the best interests of the Company and its shareholders, rather than by the fear of potential monetary damage awards. As a result, the Company believes that the Reincorporation proposal should sustain the Board's continued high standard of corporate governance without any decrease in accountability by directors to the Company and its shareholders.

     INDEMNIFICATION OF OFFICERS AND DIRECTORS. The California and Delaware Bylaws relating to indemnification similarly require that the California Company and the Delaware Company, respectively, each indemnify its directors and its executive officers and officers to the fullest extent permitted by the respective state laws, provided that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers, and, provided, further, that the Company will not be required to indemnify any director or executive officer in connection with a proceeding initiated by such person, with certain exceptions. Such Bylaws permit the California Company and the Delaware Company, respectively, to provide indemnification to its other officers, employees and agents as set forth in the respective state laws. Such indemnification is intended to provide the full flexibility available under such laws. The Delaware Bylaws contain provisions similar to the California Bylaws with respect to advances in that the Company is required to advance expenses related to any proceeding contingent on such persons' commitment to repay any advances unless it is ultimately determined that such persons are entitles to be indemnified.

     California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. There are nonetheless certain differences between the laws of the two states.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine and (b) no indemnification may be made under California law, without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval. Delaware allows indemnification of such expenses without court approval.

     Indemnification is permitted by both California and Delaware law providing the requisite standard of conduct is met, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action.

     California law requires indemnification when the individual has successfully defended the action on the merits (as opposed to Delaware law, which requires indemnification relating to a successful defense on the merits or otherwise).

     Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

     California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute. The California Articles include such a provision.

     A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Under Delaware law, rights to indemnification and expenses are non-exclusive, in that they need not be limited to those expressly provided by statute. California law is similar in that it permits non-exclusive indemnification if authorized in the Company's charter. The California Articles contain such an enabling provision. Under Delaware law and the Delaware Bylaws, the Delaware Company is permitted to indemnify its directors, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the California Bylaws or the California indemnification statutes. If the Reincorporation is approved, the Company intends to enter into indemnification agreements with its officers and directors.

     The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of the California Company made prior to the proposed Reincorporation. Nevertheless, in considering this Reincorporation proposal the Board has recognized that the individual directors have a personal interest in obtaining the application of Delaware law to such indemnity and limitation of liability issues affecting them and the Company in the event they arise from a potential future case, and that the application of Delaware law, to the extent that any director or officer is actually indemnified in circumstances where indemnification would not be available under California law, would result in expense to the Company which the Company would not incur if it were not reincorporated. The Board believes, however, that the overall effect of Reincorporation will be to provide a corporate legal environment that enhances the Company's ability to attract and retain high quality outside directors and thus benefits the interests of the Company and its shareholders.

     There is no pending or, to the Company's knowledge, threatened litigation to which any of its directors is a party in which the rights of the Company or its shareholders would be affected if the Company currently were subject to the provisions of Delaware law rather than California law.

     California and Delaware corporate law, the bylaws of both the Company and of the Delaware Company, as well as any indemnity agreements, may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act. The Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), indemnification for liabilities arising under the Securities Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

CUMULATIVE VOTING FOR DIRECTORS

     Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. Under California law cumulative voting in the election of directors is mandatory upon notice given by a shareholder at a shareholders' meeting at which directors are to be elected. In order to cumulate votes a shareholder must give notice at cumulatively. If any one shareholder gives such a notice, all shareholders may cumulate their votes.

     Cumulative voting is not available under Delaware law unless so provided in the corporation's Certificate of Incorporation. Since the Delaware Certificate does not provide for cumulative voting, the holder or holders of a majority of the shares entitled to vote in an election of directors will be able to elect all the directors of the Delaware Company.

     The elimination of cumulative voting could deter investors from acquiring a minority block in the Company with a view toward obtaining a board seat and influencing Company policy. It is also conceivable that the absence of cumulative voting might deter efforts to seek control of the Company on a basis which some shareholders might deem favorable.

OTHER MATTERS RELATING TO DIRECTORS

     NUMBER OF DIRECTORS. California law allows the number of persons constituting the board of directors of a corporation to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range, the exact number to be determined by the Board of Directors. California law further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one. The California Articles and Bylaws provide for a board of directors that may vary between four and seven members, inclusive, and the Board of Directors has fixed the exact number of directors at four.

     California law also requires that any change in a fixed number of directors and any change in the range of a variable Board of Directors specified in the articles and bylaws must be approved by a majority in interest of the outstanding shares entitled to vote (or such greater proportion of the outstanding shares as may be required by the articles of incorporation), provided that a change reducing the minimum number of directors to less than three cannot be adopted if votes cast against its adoption are equal to more than 16 2/3% of the outstanding shares entitled to vote. The California Bylaws require the approval of 65% of the Company shares entitled to vote to change the range of the Company's variable Board of Directors.

     Delaware law permits a board of directors to change the authorized number of directors by amendment to the bylaws unless the number of directors is fixed in the certificate of incorporation or the manner of fixing the number of directors is set forth in the certificate of incorporation, in which case the number of directors may be changed only by amendment of the certificate of incorporation or consistent with the manner specified in the certificate of incorporation, as the case may be.

     The Board has no current plans to change the number of directors the Company will have from the current number, which is four, so if the Reincorporation is approved the Delaware Company will, at least initially, have four directors just as the California Company does now.

     REMOVAL OF DIRECTORS. Under California law, a director may be removed with or without cause by the affirmative vote of a majority of the outstanding shares, provided that the shares voted against removal would not be sufficient to elect the director by cumulative voting. Under Delaware law, unless the board is classified or cumulative voting is permitted, a director can be removed from office during his term by shareholders with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. The Delaware Certificate provides that the Company's directors may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Company entitled to vote in the election of directors (the "Voting Stock"). The term "cause" with respect to the removal of directors is not defined in the Delaware General
Corporation Law and its meaning has not been precisely delineated by the Delaware courts.

     FILLING BOARD VACANCIES. Under California law, if, after the filling of any vacancy by the directors of a corporation, the directors then in office who have been elected by the corporation's shareholders constitute less than a majority of the directors then in office, then: (i) any holder of more than 5% of the corporation's Voting Stock may call a special meeting of shareholders, or (ii) the superior court of the appropriate county may order a special meeting of the shareholders to elect the entire board of directors of the corporation. Delaware law provides that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board of directors as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

     The proposed Delaware Certificate and Bylaws provide that vacancies shall, unless the Board of Directors determines by resolution that any such vacancies be filled by the shareholders or as otherwise provided by law, be filled only by the affirmative vote of a majority of directors then in office, even if such directors comprise less than a quorum of the Board of Directors.

     CAPITALIZATION

     Currently, the Company's capital stock consists of 25,000,000 authorized shares of Common Stock, no par value, of which 22,005,044 shares were issued and outstanding as of the Record Date, and 25,000,000 authorized shares of Preferred Stock, no par value, of which no shares were outstanding as of the Record Date. In Proposal 2, the shareholders of the Company are asked to increase the number of authorized shares of Common Stock to 50,000,000, and in Proposal No. 3, the shareholders are asked to approve an amendment to the provisions of the California Articles to eliminate certain restrictions applicable to the Company's ability to issue Preferred Stock.

     Upon the effectiveness of the Reincorporation, the Delaware Company will have the same number of outstanding shares of Common and Preferred Stock that the Company had outstanding immediately prior to the Reincorporation. Thus, the outcome of the shareholder vote on Proposals 2 and 3 will determine the authorized number of shares of the Delaware Company's Common Stock and Preferred Stock, and the extent to which the Board of Directors may determine the rights, preferences, and privileges of any class or series of Preferred Stock.

     Whatever the outcome of the votes on Proposals 2 and 3, the capitalization of the Delaware Company will be identical to the capitalization of the Company following implementation of those votes, with the addition of a per share par value of $.001 for both the Common Stock and the Preferred Stock of the Delaware Company, consistent with maintaining adequate capitalization for the current needs of the Company. The Delaware Company's authorized but unissued shares of Preferred Stock will be available for future issuance.

     Under the Delaware Certificate, as under the California Articles, the Board of Directors has the authority to determine or alter the rights, preferences, privileges and restrictions to be granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof.

     In addition, the Board may from time to time authorize the issuance of Preferred Stock in connection with various corporate transactions, including corporate partnering arrangements. If the Reincorporation is approved, it is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of Preferred Stock, except as required by law or regulation. See "Anti-Takeover Measures."

SHAREHOLDER POWER TO CALL SPECIAL SHAREHOLDERS' MEETING

     Under California law, a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President or the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws. Under Delaware law, a special meeting of shareholders may be called by the Board of Directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Certificate and Delaware Bylaws provide that such a meeting may be called by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. Pursuant to the Delaware Certificate and Delaware Bylaws, if the meeting is called by a person or persons other than the Board of Directors, (i.e., by the Chairman or the Board of the Chief Executive Officer) the Board of Directors shall determine the time and the place of such meeting which shall be from 35 to 120 days after the receipt of the request of the meeting.

ADVANCE NOTICE REQUIREMENT FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     There is no specific statutory requirement under either California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals may be made without advance notice at the annual meeting. However, federal securities laws generally provide that shareholder proposals that the proponent wishes to include in the Company's proxy materials must be received not less than 120 days in advance of the date of the proxy statement released in connection with the previous year's annual meeting.

     Both the current California Bylaws and the Delaware Bylaws provide that in order for director nominations to be properly brought before the meeting, the shareholder must have delivered timely notice to the Secretary of the Company. The text of the relevant Bylaw provision is set forth in full at the end of this Proxy Statement, under the caption "SHAREHOLDER NOMINATIONS." These notice requirements help ensure that shareholders are aware of all proposals to be voted on at the meeting and have the opportunity to consider each proposal in advance of the meeting.

     ANTI-TAKEOVER MEASURES

     Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with shareholders and other parties than do the laws of many other states, including California. In particular, Delaware law permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to hostile takeover attempts. Such measures are either not currently permitted or are more narrowly drawn under California law. Among these measures are the establishment of a classified board of directors and the elimination of the right of shareholders to call special shareholders' meetings, each of which is described above. In addition, certain types of "poison pill" defenses (such as shareholder rights plans) have been upheld by Delaware courts, while California courts have yet to decide on the validity of such defenses, thus rendering their effectiveness in California less certain.

     As discussed herein, certain provisions of the Delaware Certificate and Delaware Bylaws could be considered to be anti-takeover measures. The Company does not have any present intention of adopting any further anti-takeover measures, nor does the Board of Directors have knowledge that any attempt to gain control of the Company is being contemplated. As discussed above, numerous differences between California and Delaware law, effective without additional action by the Delaware Company, could have a bearing on unapproved takeover attempts.

     One such difference is the existence of a Delaware statute regulating tender offers, which statute is intended to limit coercive takeovers of companies incorporated in that state. California has no comparable statute. The Delaware law provides that a corporation may not engage in any business combination with any interested shareholder for a period of three years following the date that such shareholder became an interested shareholder, unless (i) prior to the date the shareholder became an interested shareholder the Board of Directors approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the Voting Stock, or (iii) the business combination is approved by the Board of Directors and authorized by 66 2/3% of the outstanding Voting Stock which is not owned by the interested shareholder. An interested shareholder means any person that is the owner of 15% or more of the outstanding Voting Stock, however, the statute provides for certain exceptions to parties who otherwise would be designated interested shareholders, including an exception for parties that held 15% or more of the outstanding Voting Stock as of December 23, 1987. Any corporation may decide to opt out of the statute in its original certificate of incorporation or, at any time, by action of its shareholders. The Company has no present intention of opting out of the statute.

     There can be no assurance that the Board of Directors would not adopt any antitakeover measures available under Delaware law (some of which may not require shareholder approval). Moreover, the availability of such measures under Delaware law, whether or not implemented, may have the effect of discouraging a future takeover attempt which a majority of the Delaware Company's shareholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such transactions may not have the opportunity to do so.

Shareholders should recognize that, if adopted, the effect of such measures, along with the possibility of discouraging takeover attempts, may be to limit in certain respects the rights of shareholders of the Delaware Company compared with the rights of shareholders of the Company. The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts (such as disruption of the Company's business and the possibility of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction) are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts and to enable the Board to fully consider the proposed takeover attempt and actively negotiate its terms are in the best interests of the Company and its shareholders.

     In addition to the various anti-takeover measures that would be available to the Delaware Company after the Reincorporation due to the application of Delaware law, the Delaware Company would retain the rights currently available to the Company under California law to issue shares of its authorized but unissued capital stock. Following the effectiveness of the proposed Reincorporation, shares of authorized and unissued Common Stock and (if Proposal No. 3 is approved by the shareholders) Preferred Stock of the Delaware Company could (within the limits imposed by applicable law) be issued in one or more transactions, or Preferred Stock could be issued with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock and Preferred Stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

     It should be noted that if Proposal No. 3 is approved by the shareholders the voting rights to be accorded to any unissued series of Preferred Stock of the Delaware Company ("Delaware Preferred Stock") remain to be fixed by the Delaware Board. Accordingly, if the Delaware Board so authorizes, the holders of Delaware Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such Delaware Preferred Stock could also be convertible into a large number of shares of Common Stock of the Delaware Company under certain circumstances or have other terms which might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the Delaware Board. Potentially, the Delaware Preferred Stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Delaware Company. Also, the Delaware Preferred Stock could be privately placed with purchasers who might side with the management of the Delaware Company in opposing a hostile tender offer or other attempt to obtain control.

     The Board could, among other things, authorize the issuance of Preferred Stock for the purpose of adopting a shareholder rights plan and/or in connection with various corporate transactions, including corporate partnering arrangements. However, future issuances of Delaware Preferred Stock as an anti-takeover device might preclude shareholders from taking advantage of a situation which might otherwise be favorable to their interests. In addition (subject to the considerations referred to above as to applicable law), the Delaware Board could authorize issuance of shares of Common Stock of the Delaware Company ("Delaware Common Stock") or Delaware Preferred Stock to a holder who might thereby obtain sufficient voting power to ensure that any proposal to alter, amend, or repeal provisions of the Delaware Certificate unfavorable to a suitor would not receive the necessary vote of 66 2/3% of the Voting Stock required for certain of the proposed amendments (as described below).

     If the Reincorporation is approved it is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of the Delaware Preferred Stock or Delaware Common Stock, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance would be a detriment to the Delaware Company and its shareholders. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board of Directors deems to be in the best interests of the Delaware Company and its then existing shareholders.

     AMENDMENT OF CERTIFICATE OR ARTICLES OF INCORPORATION

     The California Articles may be amended by the approval of a majority of the members of the Board of Directors and by a majority of the outstanding shares. The Delaware Certificate provides that the provisions relating to (i) indemnification of directors, (ii) management of the Delaware Company and
(iii) the number, term, election and removal of directors can only be amended by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding voting stock of the Delaware Company.

     AMENDMENT OF BYLAWS

     The California Bylaws may be amended or repealed either by the Board of Directors or by the holders of a majority in interest of the outstanding stock of the Company. Upon the effectiveness of the proposed Reincorporation, the Delaware Bylaws may be adopted, amended or repealed by the Delaware Board or by the holders of at least 66 2/3% of the voting power of the outstanding capital stock of the Delaware Company.

     LOANS TO OFFICERS, DIRECTORS AND EMPLOYEES

     Under California law, any loan or guaranty (other than loans to permit the purchase of shares under certain stock purchase plans) for the benefit of any officer or director, or any employee benefit plan authorizing such loan or guaranty (except certain employee stock purchase plans), must be approved by the shareholders of the corporation unless the corporation has (a) more than 100 shareholders of record and (b) a bylaw provision in effect which authorizes the Board alone to approve such a loan or guaranty.

     Under Delaware law, a corporation may make loans to, or guarantee the obligations of, officers or other employees when, in the judgment of the board of directors, the loan or guaranty may reasonably be expected to benefit the corporation. Both California law and Delaware law permit such loans or guaranties to be unsecured and without interest.

     CLASS VOTE FOR CERTAIN REORGANIZATIONS

     With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets, and similar transactions be approved by a majority vote of each class of shares outstanding. Delaware law generally does not require class voting for such transactions, except in certain situations involving an amendment to the certificate of incorporation which adversely affects a specific class of shares.

     California law also requires that holders of a California corporation's Common Stock receive nonredeemable Common Stock in a merger of the corporation with the holder (or an affiliate of the holder) of more than 50% but less than 90% of its Common Stock, unless all of the holders of its Common Stock consent to the merger or the merger has been approved by the California Commissioner of Corporations at a "fairness" hearing. This provision of California law may have the effect of making a cash "freezeout" merger by a majority shareholder more difficult to accomplish. A cash freezeout merger is a transaction whereby a minority shareholder is forced to relinquish his share ownership in a corporation in exchange for cash, subject in certain instances to dissenters rights. Delaware law has no comparable provision.

     INSPECTION OF SHAREHOLDER LISTS

     California law provides for an absolute right of inspection of the shareholder list for shareholders holding 5% or more of a corporation's outstanding voting shares or shareholders holding 1% or more or' such shares who have filed a Schedule 14A with the SEC. Delaware law provides no such absolute right of shareholder inspection. However, both California and Delaware law permit any shareholder of record to inspect the shareholder list for any purpose reasonably related to that person's interest as a shareholder.

     APPRAISAL RIGHTS

     Under both California law and Delaware law, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair market value" (California) of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. The limitations on such dissenters' appraisal rights are somewhat different in California and Delaware.

     Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the OTC margin stock list, generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares assert the appraisal right. In any reorganization in which one corporation or the shareholders of one corporation own more than 5/6 of the voting power of the surviving or acquiring corporation, shareholders are denied dissenters' rights under California law. For this reason, appraisal rights will not be available to shareholders in connection with the Reincorporation proposal.

     Under Delaware law appraisal rights are not available to shareholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system security by the NASD, or are held of record by more than 2,000 holders, if the shareholders receive shares of the surviving corporation or shares of any other corporation which are similarly listed or dispersed, and the shareholders do not receive any other property in exchange for their shares except cash for fractional shares. Appraisal rights are also unavailable under Delaware law to shareholders of a corporation surviving a merger if no vote of those shareholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

     VOTING AND APPRAISAL RIGHTS IN CERTAIN TRANSACTIONS

     Delaware law does not provide shareholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock, whether in exchange for assets or stock or in a merger with a subsidiary. California law treats these kinds of acquisitions in the same manner as a merger of the corporation directly with the business to be acquired and provides appraisal rights in the circumstances described in the preceding section.

     DIVIDENDS

     Under California law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (i) retained earnings or (ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. Delaware law allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or out of net profits for the current and immediately preceding fiscal years. The Company has never paid cash dividends and has no present plans to do so.

     APPLICATION OF CALIFORNIA LAW AFTER REINCORPORATION

     California law provides that if (i) the average of certain property, payroll and sales factors results in a finding that more than 50% of the Delaware Company's business is conducted in California in a particular fiscal year and (ii) more than 50% of the Delaware Company's outstanding voting securities are held of record by persons having addresses in California, then the Delaware Company would become subject to certain provisions of California law regardless of its state of incorporation. As of the Record Date, less than 50% of the Company's outstanding voting securities were held of record by persons having addresses in California, and consequently California law will not initially apply to the Delaware Company if the Reincorporation is approved. The Delaware Company will not be subject to California law with respect to corporate governance matters as long as it continues to meet both of these tests. If the Delaware Company were to become subject to the provisions of California law referred to above, and such provisions were enforced by California courts in a particular case, many of the Delaware laws described in this Proxy Statement would not apply to the Delaware Company. Instead, the Delaware

Company could be governed by certain California laws, including those regarding liability of directors for breaches of the duty of care, indemnification of directors, dissenters' rights of appraisal, and removal of directors, as well as certain other provisions discussed above, to the exclusion of Delaware law. The effects of applying both Delaware and California laws to a Delaware corporation whose principal operations are based in California have not yet been determined.

     The foregoing discussion has been an attempt to summarize the more important differences in the corporation laws of Delaware and California and does not purport to be an exhaustive discussion of all of the differences. Such differences can be determined in full by reference to the California Corporations Code and to the Delaware General Corporation Law. In addition, both California and Delaware law provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the charter or bylaws of the corporation.

HOW THE REINCORPORATION WOULD BE  CARRIED OUT

     If this Proposal is approved by the shareholders, the proposed Reincorporation would be accomplished by merging the Company into a to-be-formed Delaware corporation which will be a wholly-owned subsidiary of the Company (the "Delaware Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") which will be entered into as soon as practicable after the Annual Meeting and the formation of the Delaware Company. A copy of the proposed Merger Agreement is attached as Exhibit E to this Proxy Statement. Upon the effective date of the merger, the Delaware Company's name, unlike that of the California Company, will be Paradise Bakery & Cafe, Inc. The Reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause its corporate headquarters to be moved, and will not result in any relocation of management or other employees.

     On the effective date of the proposed Reincorporation, each outstanding share of Common Stock of the Company will automatically convert into one share of the Common Stock of the Delaware Company, and shareholders of the Company will automatically become shareholders of the Delaware Company. On the effective date of the Reincorporation, the number of outstanding shares of Common Stock of the Delaware Company will be equal to the number of shares of Common Stock of the Company outstanding immediately prior to the effective date of the Reincorporation. In addition, each then-outstanding warrant or other right to acquire shares of stock of the Company will be converted into an warrant or other right to acquire an equal number of shares of the stock of the Delaware Company, under the same terms and conditions as the original warrants or rights. The Company's Stock Option will be adopted and continued by the Delaware Company following the Reincorporation. Shareholders should recognize that approval of the proposed Reincorporation will constitute approval of the adoption and assumption of those plans by the Delaware Company.

     If the proposed Reincorporation is consummated, as soon as practicable thereafter the Company will send a letter of transmittal to each shareholder then of record for use in transmitting certificates representing shares of the California Company's Common Stock ("Old Certificates") to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of the Delaware Company's Common Stock "New Certificates"). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates together with a properly completed and executed letter of transmittal to the Exchange Agent. Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all Old Certificates, shareholders will receive one or more New Certificates representing the number of whole shares of the Delaware Company's Common Stock into which their shares of the California Company's Common Stock (represented by the Old Certificates) have been converted as a result of the Reincorporation. Until surrendered, outstanding Old Certificates held by shareholders will be deemed for all purposes to represent the number of shares of the Delaware Company's Common Stock to which such shareholders are entitled as a result of the reincorporate. Shareholders should not send their Old Certificates to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender as soon as practicable after the letter of transmittal is sent shall be exchanged at the first time they are presented.

     No service charges will be payable by holders of shares of the California Company Common Stock in connection with the exchange of certificates, all expenses of which will be borne by the Company.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

     The following is a summary of the material anticipated Federal income tax consequences of the Reincorporation to shareholders of the Company. This summary is based on the Federal income tax laws now in effect and as currently interpreted. It does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations, and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible Federal income tax consequences of the Reincorporation, and it is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the Federal income tax consequences to shareholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). The summary does not discuss any consequence of the Reincorporation under any state, local or foreign tax laws.

     No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the Federal income tax consequences to the shareholders of the Company as a result of the Reincorporation. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT A TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE REINCORPORATION, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

     The Reincorporation provided for in the Merger Agreement is intended to be a tax free reorganization under the Code. Assuming the Reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of capital stock of the Company as a result of consummation of the Reincorporation, and no gain or loss will be recognized by the Company or the Delaware Company. Each former holder of capital stock of the Company will have the same basis in the capital stock of the Delaware Company received by such holder pursuant to the Reincorporation as such holder has in the capital stock of the Company held by such holder at the time of consummation of the Reincorporation. Each shareholder's holding period with respect to the Delaware Company's capital stock will include the period during which such holder held the corresponding Company capital stock, provided the latter was held by such holder as a capital asset at the time of consummation of the Reincorporation. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reincorporation.

     The foregoing is only a summary of certain federal income tax consequences. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION.

POTENTIAL EFFECT OF CERTAIN RELATED PROPOSALS

     The outcome of the shareholder vote on Proposals 2, 3, and 4 could have a material effect on the consequences of the vote on this Proposal No. 5. For more information about those Proposals, see "Proposal No. 2: Amendment of the Articles of Incorporation to Increase the Authorized Number of Common Shares from 25,000,000 to 50,000,000," "Proposal No. 3: Amendment to the Articles of Incorporation to Authorize the Issuance of 25,000,000 Shares of Undesignated Preferred Stock," and "Proposal No. 4: Approval of a One-For-Ten Reverse Split of the Company's Outstanding Shares of Common Stock" and "Proposal No. 5: Approval of a Change in the Company's State of Incorporation From California to Delaware," above.

     Proposal No. 2 would approve an increase in the number of authorized shares of the Company's Common Stock from 25,000,000 to 50,000,000 shares. Proposal No. 3 would authorize the creation of a new class of undesignated Preferred Stock, with the rights, preferences, and limitations of the classes or series of such Preferred Stock to be determined in its discretion by the Board of Directors. Proposal No. 4 would authorize a one-for-ten reverse split of the outstanding shares of the Company's Common Stock

     The success or failure of Proposals 2, 3, and 4 will not affect the outcome of the vote on this Proposal No. 5, except to the extent that the Certificate of Incorporation of the Delaware Company will reflect the outcome of the shareholders' vote on those Proposals. The Company will become a Delaware corporation if Proposal No. 5 is approved, regardless of the outcome of the vote on Proposals 2, 3, and 4. In other words, if Proposal No. 5 is approved by the shareholders and the Company is in fact reincorporated in Delaware, the number of authorized shares of Common Stock the Delaware Company will have, the number of outstanding shares it will have, and whether or not it will have 25,000,000 authorized shares of undesignated Preferred Stock, will all be determined by the outcome of the shareholder votes on Proposals 2 , 3, and 4.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required for approval of the Reincorporation. For purposes of this vote, abstentions and broker non-votes will have the effect of "no" votes.

     If approved by the shareholders, it is anticipated that the Reincorporation would be completed as soon hereafter as practicable. The Reincorporation may be abandoned, however, or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if Proposals 2 and 4 are not also approved or if, in the opinion of the Board of Directors, circumstances arise that make such action advisable; provided that any amendment that would effect a material change from the charter provisions discussed in this Proxy Statement would require further approval by the holders of a majority of the outstanding shares of the Company's Common Stock. (See "Recent and Proposed Equity Financings," above, for a discussion of the relationship between Proposals 2, 4, and 5.) At the present time, the Board of Directors does not intend to carry out the Reincorporation if Proposals 2 and 4 are not also approved by the shareholders.

BOARD RECOMMENDATION

     A vote FOR the Reincorporation proposal will constitute approval of the Reincorporation, the name change, the Delaware Certificate, the Delaware Bylaws, assumption of the indemnification agreements, the adoption and assumption by the Delaware Company of each of the Company's stock option and employee benefit plans, and all other aspects of this Proposal No. 5. Votes FOR all three of Proposals 2, 4, and 5 will constitute, in effect, ratification of the Company's Recent and Proposed Equity offerings (see "Recent and Proposed Equity Offerings," above).

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL  NO. 5.

PROPOSAL NO. 6:     APPROVAL OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Grant Thornton, LLP as the Company's independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the Company's fiscal year ending March 31, 1998. Grant Thornton, LLP served as the Company's auditors for the fiscal year ended March 31, 1997, and during the course of that fiscal year they were also engaged by the Company to provide certain tax and consulting services.

     The affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting is required to approve the appointment. If the appointment is not approved, the Company's Board of Directors will select other independent auditors.

     Representatives of Grant Thornton, LLP will be present at the Annual Meeting to respond to appropriate questions from the shareholders and will be given the opportunity to make a statement should they desire to do so.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 6

                               OTHER INFORMATION

                                PERFORMANCE GRAPH

     Set forth below is a performance graph comparing the yearly cumulative total shareholder returns on the Company's Common Stock with the yearly cumulative total shareholder return on (a) stocks included in the S&P 500 composite index and (b) an index of peer group

                   COMPARISON OF  CUMULATIVE TOTAL RETURN*
         AMONG JAVA CENTRALE, INC., THE NASDAQ STOCK MARKET-US INDEX
                             AND THE S&P INDEX*


























$100 INVESTED ON 05/10/94 IN STOCK OR ON 04/30/94 IN INDEX INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING MARCH 31 1996.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     Including resolutions adopted by unanimous written consent, taken without a formal meeting, the Board of Directors of the Company held 19 meetings in fiscal 1997 (between April 1, 1996 and March 31, 1997) and has held six regular meetings to date in fiscal 1998 (commencing on April 1, 1997). All directors attended 75% or more of the aggregate number of the Board of Directors and committee meetings on which each director served.

     The Board of Directors of the Company has only one committee, the Stock Option Committee. The only member of the Stock Option Committee as of the date of this Proxy Statement is Richard D. Shannon, the Company's Chairman of the Board. The function of the Stock Option Committee is to coordinate with the full Board the grant of stock options to individual Company employees, officers, and directors. The Stock Option Committee met twice during calendar 1996 and once in 1997.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors serves the functions of a Compensation Committee for the Company's executive officers. Option awards are also determined by the Board's Stock Option Committee. The following is a report submitted by the Board of Directors, addressing the compensation policies of the Company.

     EXECUTIVE COMPENSATION POLICY. The goal of the Board is to ensure that an appropriate relationship exists between executive compensation and the Company's overall performance, while at the same time retaining key employees of the Company and motivating them to perform at a superior level for the benefit of the shareholders. To achieve this goal, the Company integrates annual base compensation with bonuses based on the Company's performance and the performance and initiative of its individual executive officers. Both quantitative and qualitative factors are considered in this analysis.

     The quantitative factors considered in this analysis include the number of new Java or Paradise franchisee agreements and store leases the Company has entered into during the previous year; the numbers of new stores opened and acquired; the number of potential new acquisitions introduced to the Company, reviewed, and/or completed; the number of employees over whom the executive has administrative authority; the number and significance of financings proposed and/or consummated; the revenues generated by the Company as a whole and by the sectors under the executive's direct authority; and any improvements in the Company's cash flow which are attributed to the executive's oversight or recommendations. Qualitative factors also considered by the Board include the value to the Company of the employees recruited and supervised by the executive; the executive's contributions to the overall quality of the Company's products and services generally; the executive's contributions to employee morale and to the Company's management team as a whole; and the executive's community involvement and general efforts to raise the Company's profile in the community.

     The Company attempts to establish base salaries that are generally within the range of salaries paid to people holding comparably responsible positions at other peer group companies in

California, taking into account the individual's past performance and potential future contributions. Base salaries have typically been fixed by entering into an employment agreement with the executives individually (see "Employment Agreements," below). These agreements are subject to amendment from time to time, and in fiscal 1997 Mr. Shannon, Mr. Nelson, and Mr. Orlando the Company's President, Chairman of the Board, and Chief Financial Officer, respectively, each took a 30% salary reduction, and Mr. Landin and Mr. Craig, the Company's Vice President - Operations Vice President - Marketing, each took a 20% salary reduction, and all of those individuals also agreed to defer the annual cost of living adjustments to which they would otherwise have been subject effective as of January 1, 1997. Bonus compensation is determined annually, based on the Company's financial performance in the prior year, which is measured both as compared to that of peer group companies and in absolute terms. The most important aspect of this determination is the Company's return on equity. None of the Company's senior executive officers were awarded bonuses in connection with the 1997 fiscal year.

     All of the Company's executive officers, including the officers of its subsidiary Paradise Bakery, Inc. and its President and Chief Executive Officer, are evaluated in accordance with the same principles. The compensation of executive officers of the Company's subsidiaries is similarly based on the performance of such subsidiaries and their officers. Except as limited by the Company's Stock Option Plan, stock options are granted from time to time to employees, officers, and directors of the Company on the basis of the recipient's potential for contribution to the Company's future growth and profitability.

     The Board of Directors believes that linking executive compensation to corporate performance results in a better alignment of compensation with the Company's goals and shareholder interests. As performance goals are met or exceeded, resulting in increased shareholder value, the Company's executives are commensurately rewarded.

RICHARD  D. SHANNON         GARY C. NELSON        BRADLEY B. LANDIN
Chairman of the Board       Director              Director

     The following table sets forth certain information regarding the executive officers of the Company named below. Information about officers who are also directors of the Company can be found above under the caption "Proposal No. 1: Election of Directors - Nominees."

NAME                  AGE  POSITIONS WITH THE COMPANY

Richard D. Shannon. .  51  Director, Chairman of the Board

Gary C. Nelson. . . .  53  Director, President and Chief Executive Officer

Bradley B. Landin . .  45  Director, Vice President - Operations, and Secretary

Thomas A. Craig . . .  63  Vice President--Marketing and Real Estate

Jeffrey W. Dudley . .  40  Vice President and Chief Financial Officer



     Thomas A Craig, a founding shareholder, has been Vice-President--Marketing and Real Estate of the Company since its incorporation in March 1992. Mr. Craig has 29 years of experience in advertising, design, marketing and real estate. From November 1987 until the incorporation of the Company in March 1992, he was associated with Century 21, a real estate brokerage firm, in Carmichael, California specializing in the sale and leasing of new and existing commercial properties. From May 1962 through July 1987 Mr. Craig served as president of two advertising and marketing firms located in Sacramento, California. Mr. Craig is a graduate of the Hollywood Center of Art and Design in Hollywood, California.

     Jeffrey W. Dudley, MS, C.P.A., became the Company's Vice President and Chief Financial Officer on October 1, 1997. Prior to joining the Company, Mr. Dudley was the Chief Financial Officer of Greenhorn Creek Associates, LP, a California limited partnership engaged in residential real estate and golf course development, from January to October of 1997. From July through December of 1996, Mr. Dudley acted as an independent consultant, reporting to the Controller, for A. Teichert & Sons, Inc., a California-based construction company, where he was responsible for financial reporting and management of the budgeting process, among other duties. In May and June of 1996, Mr. Dudley was a consultant for HiTec Sports USA, Inc., a California-based distributor of outdoor footwear. From November of 1994 through April of 1996, Mr. Dudley was the Chief Financial Officer for Jason & Son, Inc., a manufacturer and distributor of snack foods. Mr. Dudley was with KPMG Peat Marwick from January of 1991 through November of 1994, first as an assistant accountant and beginning in January of 1993 as a Supervising Senior Accountant. Mr. Dudley is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. He received a Master of Science degree in Accountancy from California State University, Sacramento, in 1991.

     Officers of the Company are appointed by its Board of Directors, and serve at the pleasure of the Board. The Company is not aware of any family relationships among its Directors and/or executive officers.

      The term of office of every officer of the Company is normally one year, but every Company officer serves at the pleasure of the Board of Directors. There are no understandings or arrangements between any of such officers and any other person pursuant to which they were or are to be selected as officers of the Company.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by the Company to, as well as any other compensation paid to or earned by, the Company's Chief Executive Officer and the three most highly compensated executive officers other than the Chief Executive Officer during each of the fiscal years ended March 31, 1995 1996 and 1997. The Company's President and Chief Executive Officer, Mr. Gary C. Nelson, was the only officer of the Company whose total annual salary and bonus exceeded $100,000 during the 1995 and 1997 fiscal years. Mr. Nelson, Steven J. Orlando, the Company's former Chief Financial Officer, and Richard D. Shannon, the Company's Chairman, were the only officers of the Company whose total annual salary and bonus exceeded $100,000 during the 1996 fiscal year. Mr. Orlando resigned from the Company effective as of September 30, 1997.




                            SUMMARY COMPENSATION TABLE

                                                           LONG TERM
                                                          COMPENSATION
                               ANNUAL COMPENSATION           AWARDS
                           -------------------------   ---------------------
   NAME OF                                     OTHER              SECURITIES    ALL
INDIVIDUAL AND                                 ANNUAL  RESTRICTED UNDERLYING  OTHER
  PRINCIPAL        FISCAL                     COMPEN-    STOCK     OPTIONS/   COMPEN-
  POSITION          YEAR    SALARY     BONUS   SATION    AWARDS     SARS(#)    SATION
----------------   -----   --------  -------  -------  ---------- ----------  --------
Gary C. Nelson      1997   $121,634     $-0-    $--0-     None        -0-       $-0-
President           1996   $158,065   $35,000   $ -0-     None      167,000     $-0-
  (Chief            1995   $147,538     $-0-    $ -0-     None        -0-       $-0-
Executive
  Officer)

Steven J. Orlando   1997   $89,900      $-0-    $ -0-     None        -0-       $-0-
  Chief Financial   1996   $97,050    $35,000   $ -0-     None      175,000     $-0-
  Officer           1995   $78,431      $-0-    $ -0-     None        -0-       $-0-

Richard Shannon     1997   $99,603      $-0-    $ -0-     None        -0-       $-0-
  Chairman of       1996   $94,328    $ 35,000  $ -0-     None      174,250     $-0-
  the Board         1995   $75,000      $-0-    $ -0-     None        -0-       $-0-




COMPENSATION PURSUANT TO PLANS

THE JAVA CENTRALE, INC. 1993 STOCK OPTION PLAN

     GENERAL INFORMATION ABOUT THE PLAN. The Board of Directors of the Company adopted the Java Centrale, Inc. Stock Option Plan (the "Option Plan") in 1993, and it was subsequently amended by the Company's Board of Directors and shareholders in September of 1995. Under the terms of the Option Plan as it currently exists, options to purchase up to 1,250,000 Common Shares may be granted to officers, key employees and non-employee directors of the Company. Such options, once granted, are not generally transferable.

     The purpose of the Option Plan is to provide incentives to key employees and directors of the Company to continue and increase their efforts to improve operating results, to remain in the employ or service of the Company, and to have a greater financial interest in the Company through ownership of its Common Stock.

     Under the Option Plan, the Board, or a committee appointed by the Board, is authorized to grant options which are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (the "Code") to employees (including employee-directors) of the Company, and to grant options not intended to qualify as incentive stock options ("nonstatutory stock options") to employees and non-employee directors of the Company, and to determine the participants, the number of options to be granted and other terms and provisions of each option. The only member of the Stock Option Committee as of the date of this Proxy Statement is Richard D. Shannon. The Board has delegated to the Committee all of its administrative functions under the Option Plan.

     TERMS AND EXERCISE OF OPTIONS. The exercise price of any stock option granted under the Stock Option Plan may not be less than 100% of the fair market value of the Common Shares of the Company at the time of the grant. In the case of incentive stock options granted to holders of more than ten percent of the voting power of the Company, the exercise price may not be less than 110% of the fair market value of the Common Stock, nor may any such option be exercisable by its terms more than five years after the date the option is granted. The closing sale price of the Company's Common Stock, as reported on the NASDAQ Small Cap List as of October 1 1997, was $0.50 per share.

     Under the terms of the Option Plan, no incentive stock option may be granted to an optionee if the fair market value at the date of grant of shares with respect to which such options would first become exercisable in any calendar year, when added to the fair market value at the date of grant of any other shares with respect to which an incentive option granted to such optionee under the Option Plan (or any other incentive stock option plan maintained by the Company or any of its subsidiaries) first becomes exercisable in such calendar year, would exceed $100,000. Options granted under the Option Plan become exercisable in whole or in part from time to time as determined by the Board of the committee; provided, however, that in no event may any option become exercisable earlier than the date six months following the date on which the option is granted. Options granted under the Option Plan may have a maximum term of ten years from the date of grant. The option price must be paid in full on the date of exercise, and is payable in cash or in Common Shares of the Company having a fair market value on the date the option is exercised equal to the option price.

     OUTSTANDING OPTIONS UNDER THE OPTION PLAN. As of March 31, 1997, the Company had outstanding options to purchase an aggregate of 1,042,500 shares of Common Stock pursuant to the Plan, at a uniform exercise price of $0.75 per share, to officers and employees of the Company in accordance with the Option Plan. Effective as of August 1, 1997, all management and employee options issued pursuant to the Option Plan had been cancelled and surrendered to the Company, leaving the full 1,250,000 shares available for future grants at the discretion of the Board of Directors. (If Proposal No. 4 is approved by the Company's shareholders, the number of options which may be granted under the Option Plan will be reduced to 125,000.) No options issued under the Option Plan have ever been exercised.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the material anticipated Federal income tax consequences associated with the granting and exercise of options under the Option Plan to shareholders of the Company. This summary is based on the Federal income tax laws now in effect and as currently interpreted. It does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations, and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible Federal income tax consequences of the granting or exercise of options under the Option Plan, and it is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the Federal income tax consequences to option holders in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws. The summary does not discuss any consequence of the granting or exercise of options under any state, local or foreign tax laws.

     Options which do not qualify as incentive stock options are considered to be "nonstatutory," and will not qualify for the special tax treatment available to incentive stock options, as discussed below. Optionees who receive nonstatutory stock options will not recognize any taxable income at the time the options are granted or when they become vested; however they will normally recognize ordinary income for federal tax purposes at the time an option is exercised. The amount of the income recognized will be measured by the excess, if any, of the fair market value of the Common Stock as of the exercise date over the exercise price.

     The Code provides favorable federal income tax treatment for options which qualify as incentive stock options. As is the case with nonstatutory stock options, the optionee will not recognize any income at the time an incentive stock option is granted, but in addition the optionee will generally not recognize income for federal tax purposes when the options are exercised, either--it is only when the underlying shares are sold that the optionee will normally recognize such income. If a sale of the Common Stock obtained through the exercise of an incentive stock option takes place at least two years after the option was granted, and one year after the incentive stock option was exercised, the difference between the exercise price and the sales price will normally be treated as long-term capital gain (or loss) for federal income tax purposes in the tax year in which the sale of the shares takes place. If, however, Common Stock acquired upon exercise of an incentive stock option are sold or otherwise disposed of less than two years after the option was granted, or one year after it was exercised, then the sale or other disposition will be treated as a "disqualifying disposition" for federal tax purposes, and the optionee will generally recognize ordinary income in the tax year in which such disposition occurs.

     The Federal income tax consequences of payment of the exercise price of an option with shares of outstanding Company stock ("Payment Shares") are identical to those described above for payment by means of cash, except as follows. The holding period for that number of newly issued option shares which is equal to the number of Payment Shares being used to purchase them (the "Exchange Shares") is the same as the holding period of the Payment Shares. In the case of an incentive stock option, the tax basis of the Exchange shares is the tax basis of the Exchange Shares, while the tax basis of any additional option shares being issued in exchange for the Exchange Shares is zero. In the case of a nonstatutory stock option, the tax basis of the Exchange Shares is the tax basis of the Payment Shares, while the tax basis of any additional option shares being issued is their fair market value as of the date of exercise.

     TAX BENEFITS TO THE COMPANY. The Company will be entitled to a deduction for federal tax purposes in the amount and at the time that any optionee recognizes ordinary income with respect to the exercise of an nonstatutory stock option, or with respect to a disqualifying disposition of shares acquired upon exercise of an incentive stock option. The Company will not be allowed a tax deduction in connection with exercises of incentive stock options in which there has not been a disqualifying disposition.

     OUTSTANDING OPTIONS HELD BY CERTAIN EXECUTIVE OFFICERS. As of October 1, 1997, the Record Date for the Annual Meeting, there were no options outstanding under the Plan, and no such options were held by any of the named executive officers of the Company. The Company has never granted stock appreciation rights to its directors or executive officers. No options were granted to any director or executive officer of the Company during the fiscal year ended March 31, 1997, or between that date and the date of this Proxy Statement. No officer or director of the Company has ever exercised an option granted by the Company, although in October of 1995 Baycor Ventures, Inc., a company of which Mr. Shannon is a Director and 50% shareholder, exercised options (not granted under the Option Plan) to purchase 300,000 shares of the Company's Common Stock at a purchase price of $0.40 per share, realizing an aggregate value of approximately $742,500.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Richard D. Shannon, the Company's present Chairman of the Board; Gary C. Nelson, President and Chief Executive Officer; Bradley B. Landin, Senior Vice President--Operations; Thomas A. Craig, Vice President--Marketing and Real Estate; and Steven J. Orlando, formerly its Chief Financial Officer and Corporate Secretary. Mr. Shannon has declined to stand for re-election at the 1997 Annual Meting, and Mr. Orlando resigned from his positions with the Company in September of 1997. Neither of their employment agreements will remain in effect after the date of the 1997 Annual Meeting.

     Mr. Shannon's employment agreement was originally entered into in February of 1994, but was amended in January and again in May of 1996. As so amended, Mr. Shannon's agreement runs through January 31, 1999. Pursuant to his employment agreement, Mr. Shannon has acted as the Company's Chairman of the Board, served on the Board of Directors and has been entitled to receive, among other things, (a) a base annual salary of $96,172 (subject to a potential increase to $137,388 upon the earlier to occur of (i) one quarter of Company profitability or (ii) significant improvement in the working capital condition of the Company, as approved by the Compensation Committee, (b) beginning in February of 1997, an annual increase in base salary in an amount equal to the amount of the then-current salary plus the greater of (i) 7% of the base salary in effect for the previous 12 month period and (ii) the percentage increase in the Consumer Price Index for the prior 12-month period as reported by the United States Department of Labor (the "Department of Labor"), (c) an annual bonus, in an amount to be determined by the Board of Directors, under such incentive compensation plan as shall be adopted by the Board of Directors of the Company, and (d) such options to purchase Common Stock of the Company as may be granted pursuant to the terms of the Stock Option Plan. The employment agreement between the Company and Mr. Shannon does not require him to spend more than 80% of his time on Company business. Mr. Shannon has advised the Company that he will not accept nomination to serve as a Director of the Company, or as its Chairman of the Board, following the date of the 1997 Annual Meeting. Consequently, effective as of the date of the Annual Meeting the employment agreement between Mr. Shannon and the Company will be terminated, and Mr. Shannon will not be entitled to future benefits under that agreement in the future.

     Mr. Nelson's employment agreement was originally entered into in February of 1994, but was amended in January and again in May of 1996. As so amended, Mr. Nelson's employment agreement runs through January 31, 1999. Pursuant to his employment agreement, Mr. Nelson will act as President and Chief Executive Officer of the Company, will serve on the Board of Directors, and will be entitled to receive, among other things, (a) a base salary of $116,207 (subject to a potential increase to $166,010 upon the earlier to occur of (i) one quarter of Company profitability or (ii) significant improvement in the working capital condition of the Company, as approved by the Compensation Committee if certain Company performance standards are met),
(b) beginning in February of 1997, a base salary in an amount equal to the amount of the then current base salary plus the greater of (i) 7% of the base salary in effect for the previous 12 month period and (ii) the percentage increase in the Consumer Price Index for the prior 12-month period as reported by the Department of Labor, (c) an annual bonus in an amount to be determined by the Board of Directors of the Company under such incentive compensation plan as shall be adopted by the Board of Directors of the Company, and (d) such options to purchase Common shares of the Company as may be granted pursuant to the terms of the Stock Option Plan.

     Mr. Landin's employment agreement was originally entered into in February of 1994, but was amended in January and May of 1996. As so amended, Mr. Landin's employment agreement runs through January 31, 1999. Pursuant to his employment agreement, Mr. Landin will act as Senior Vice President Operations of the Company and will be entitled to receive among other things,
(a) a base salary of $73,274 (subject to a potential increase to $91,592 upon the earlier to occur of (i) one quarter of Company profitability or (ii) significant improvement in the working capital condition of the Company, as approved by the Compensation Committee), (b) beginning in February 1997, a base salary in an amount equal to the amount of the then current base salary plus the greater of (i) 7% of the base salary in effect for the previous 12 month period and (ii) the percentage increase in the Consumer Price Index for the prior 12-month period as reported by the Department of Labor, (c) during each year thereof, an annual bonus in an amount to be determined by the Board of Directors of the Company under such incentive compensation plan as shall be adopted by the Board of Directors of the Company, and (d) such options to purchase

Common Shares of the Company as may be granted pursuant to the terms of the Stock Option Plan.

     Mr. Craig's employment agreement was originally entered into in February of 1994, but was amended in May of 1996. As so amended, Mr. Craig's employment agreement runs through January 1999. Pursuant to his employment agreement, Mr. Craig will act as Vice President--Marketing and Real Estate of the Company, and will be entitled to receive, among other things, (a) during the first year thereof, a base salary of $73,274 (subject to a potential increase to $91,592 upon the earlier to occur of (i) one quarter of Company profitability or (ii) significant improvement in the working capital condition of the Company, as approved by the Compensation Committee), (b) beginning in February 1997, a base salary in an amount equal to the amount of the then current base salary plus the greater of (i) 7% of the base salary in effect for the previous 12 month period and (ii) the percentage increase in the Consumer Price Index for the prior 12-month period as reported by the Department of Labor, (c) an annual bonus in an amount to be determined by the Board of Directors of the Company under such incentive compensation plan as shall be adopted by the Board of Directors of the Company, and (d) such options to purchase Common Stock of the Company as may be granted pursuant to the terms of the Stock Option Plan.

     Mr. Orlando's employment agreement was originally entered into in July of 1994, but was amended in January and again in May of 1996. As so amended, Mr. Orlando's employment agreement ran through January 31, 1999. Pursuant to his employment, he acted as Vice President--Chief Financial Officer of the Company, and was entitled to receive, among other things, (a) during the first year thereof, a base salary of $81,900 (subject to a potential increase to $117,000 upon the earlier to occur of (i) one quarter of Company profitability or (ii) significant improvement in the working capital condition of the Company, as approved by the Compensation Committee if certain Company performance standards are met), (b) beginning in February of 1997, a base salary in an amount equal to the amount of the then current base salary plus the greater of (i) 7% of the base salary in effect for the previous 12 month period and (ii) the percentage increase in the Consumer Price Index for the prior 12-month period as reported by the Department of Labor, (c) an annual bonus in an amount to be determined by the Board of Directors of the Company under such incentive compensation plan as shall be adopted by the Board of Directors of the Company, and (d) such options to purchase Common Stock of the Company as may be granted pursuant to the terms of the Stock Option Plan. Effective September 30, 1997, Mr. Orlando formally resigned as the Company's Vice President, Chief Financial Officer, and Secretary, and consequently his employment agreement was terminated as of that date. He has agreed to continue with the Company as a consultant during the transition period until the new Chief Financial Officer, Mr. Dudley, has fully settled in, and thereafter on specific projects, as may be requested from time to time by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Company does not maintain a Compensation Committee, as such. All decisions relating to the compensation of its executive officers are made by the Company's Board of Directors, which currently includes Richard D. Shannon, the Company's Chairman of the Board, Gary C. Nelson, its President and Chief Executive Officer, and Bradley B. Landin, its Vice

President - Operations, and Secretary, all of whom, are Company employees. Mr. Shannon serves as a Director and executive officer of Baycor Capital, a private merchant bank based in Calgary, Canada, which is the parent corporation of Baycor Ventures, the largest individual shareholder of the Company.

            COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes of ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). They are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for them, the Company believes that during 1996, and to date during 1997, all of its officers, directors, and ten percent stockholders complied with all Section 16(a) filing requirements applicable to them.

                              CERTAIN TRANSACTIONS

     All loans and other transactions between the Company and its officers, directors, principal stockholders, or other affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis, and are approved by a majority of the Company's disinterested directors, either at a regular or special meeting of the Board or through the unanimous consent of all of the members of the Board. All loans to officers, directors, principal stockholders or affiliates of any of them have also been made for bona fide business purposes, and on terms no less favorable than could be obtained from unaffiliated third parties.

     Richard D. Shannon, the Company's Chairman of the Board and the President and Chairman of the Board of Baycor Ventures, Inc., has since February of 1994 had an employment agreement with the Company which called upon him to employ 50% of his time and efforts on Company business (see "Employment Agreements," above). In fact, however, between January of 1994 and September of 1995 Mr. Shannon spent an average of 90% of his time on Company-related business, and thereafter he continued to commit well in excess of the originally anticipated amount of his time to the Company's affairs, with a resultant cost to Baycor. Between October 1, 1995 and September 30, 1997 Baycor agreed from time to time to defer receipt of certain fees and expenses owed to it by the Company, without interest, at various times when the Company was suffering temporary cash shortages. The maximum amount so deferred was $145,000, and as of September 30, 1997 the amount so deferred was $122,000. In September of 1995, the Company advanced to Baycor a loan in the amount of $185,000, at a rate of prime plus 2%. The purpose of the loan was to induce Baycor to continue to provide Mr. Shannon's consulting and other services to the Company at levels in excess of those originally agreed to. This loan is due to be paid off on or before September 30, 1998.

     In May 1995, the Company advanced to Bradley Landin, while he was Vice President Operations and Director, a loan in the amount of $59,000, as a personal accommodation in order to allow him to consolidate his financial position and maintain his focus on the Company's affairs without the severe distraction of unsettled financial affairs. The loan is fully secured and has a term of five years at a rate of prime plus 1% in interest with monthly principal and interest payments of $1,200.

     Lyle P. Edwards, who was a Director of the Company from October of 1996 to August of 1997, also serves as a Vice President of Alta Petroleum, Inc., which provided the Company a $200,000 short-term loan in April 1996. That loan was paid off in December of 1996. During 1997, Alta Petroleum, Inc. has loaned the Company a total of $575,000 in three separate installments, all of which are secured by 100% of the Company's stock in its wholly-owned subsidiary Paradise Bakery, Inc. and by the assets of Paradise Bakery, Inc. as well. The purpose of these loans was to meet the Company's short-term liquidity needs. The Alta Petroleum, Inc. loans, which bear an interest rate of 14% (rising to 16% in the event of a default), were due on September 30, 1997, and the Company is in discussions with Alta Petroleum, Inc., with respect to the timing and terms of repayment. The Company has agreed to pay off these loans in the event that it successfully completes a financing or asset sale in excess of $500,000. Baycor was paid a fee of $40,000 in association with the placement of this financing.

     In July of 1996, Baycor, Gary C. Nelson, the Company's President and Chief Executive Officer, and Steven J. Orlando, its then-Chief Financial Officer, agreed to loan the Company an aggregate of $175,000 from time to time on an as-needed basis until April of 1997, when this line of credit would be terminated and the sums then borrowed and outstanding would become due and payable. The interest rate on the funds so advanced was prime plus 2%. The line of credit was terminated as of March 31, 1997. In replacement, in April 1997 Mr. Nelson advanced the Company $50,000 in exchange for a note secured by the Company's assets, Mr. Orlando advanced the Company $31,000 in the form of deferred salary for the period from December 1996 through March 1997, and Baycor deferred receipt of salary and expenses accrued during the 1997 fiscal year amounting to $145,000, without interest. In September 1997 the amounts owed to Mr. Nelson was reduced to $35,000 and the amount owed to Mr. Orlando was reduced to $15,000, in each case plus accrued interest at the rate of prime plus 2%. The amount owed to Baycor as of the date of this Proxy Statement was $135,000, also plus accrued interest from April of 1997.

     Commencing in May 1997, and continuing through the date of this Proxy Statement, several of the Directors and executive officers of the Company have agreed to defer receipt of a portion of their salaries in order to assist the Company to meet its cash-flow needs. As of the date of this Proxy Statement, Messrs. Shannon, Nelson, Orlando, Landin, and Craig have deferred $62,000, $77,000, $48,000, $27,000, and $27,000, respectively, for a total of
$241,000. These deferrals are recognized as loans from the Company, and the Company has agreed to pay a rate of interest on these amounts equal to prime plus 2%.

ESCROW AGREEMENT

     Pursuant to an Amended and Restated Security Escrow Agreement (the "Escrow Agreement"), by and between each of Baycor, Gary C. Nelson, Thomas A. Craig, Bradley B. Landin, Richard D. Shannon, Richard M.H. Thompson & Associates, Inc. and the Manry Company (such entities and persons being hereinafter collectively referred to as the "Security

Holders"), the Company, and American Stock Transfer & Trust Company, as escrow agent (the "Escrow Agent"), Baycor Ventures, Inc., Gary C. Nelson, director and officer of the Company, Bradley B. Landin, director and officer of the Company, and Thomas A. Craig, an officer of the Company, placed an aggregate of 855,300 of their currently outstanding Common Shares in escrow (the "Escrowed Shares") in connection with the Company's public offering of its Common Stock in May of 1994.

     The Escrow Agreement provides that the Escrowed Shares shall be released to the Security Holders and no longer governed by the terms and provisions of the Escrow Agreement as follows:

          (a) If the Company achieves, during the four fiscal years of the Company ending March 31, 1995, March 31, 1996, March 31, 1997 and March 1998, respectively, an average annual net earnings per common share on a fully diluted basis, calculated in accordance with GAAP, of at least $.40 per common share, all (100%) of the Escrowed Shares will be released to the Security Holders and no longer subject to the Escrow Agreement; and

          (b) Any Escrowed Shares which have not been previously released to the Security Holders in accordance with the provisions of the Escrow Agreement will then be released, and no longer subject to the Escrow Agreement.

     If any Security Holder exercises warrants or options to acquire additional Common Stock of the Company (the "Additional Shares"), one-third (33 1/3%) of such Additional Shares must immediately be delivered to the Escrow Agent, and will be held and released pursuant to the Escrow Agreement as if they were original Escrowed Shares.

                           SHAREHOLDER NOMINATIONS

     Section 15 of Article III of the Company's Bylaws sets forth the following procedures for shareholder nominations to the Board of Directors:

          Nominations for election of members of the Board may be made by the Board or by any holder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors. Notice of intention to make any nominations (other than for persons named in the Notice of any meeting called for the election of Directors) are required to be made in writing and to be delivered or mailed to the President of the corporation by the later of: (i) the close of business 21 days prior to any meeting of shareholders called for the election of Directors or
     (ii) 10 days after the date of mailing of notice of the meeting to shareholders. Such notification must contain the following information, to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder; and (f) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a Director from each proposed nominee, confirming the accuracy of all of the above-described information contained in the notice. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a Director between the last day for giving notice in accordance with this paragraph and the date of election of Directors if the procedure called for in this paragraph was followed with respect to the nomination of the nominee who has become unable to serve.

                                   OTHER MATTERS

     Management does not know of any matters to be presented at the Annual Meeting other than those set forth above. However, if other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the judgment of the person or persons authorized to vote the proxy, and discretionary authority to do so is included in the proxy.

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Company's 1998 Annual Meeting of Shareholders is July 29, 1998.

                                          Bradley B. Landin
                                          Corporate Secretary


Dated: November 6, 1997

     The Company's Annual Report to Shareholders for the fiscal year ended March 31, 1997 is being mailed concurrently with this Proxy Statement to all shareholders of record as of October 1, 1997.

                                   EXHIBIT A

    1. Following is the text of the CURRENT Article III of the Company's Articles of Incorporation, which would be amended if Proposal No. 2 is approved by the shareholders.

                                      III

          The Corporation is authorized to issue two classes of shares, which shall be known as Common Stock and Preferred Stock. The Corporation is authorized to issue twenty-five million (25,000,000) shares of Common Stock and twenty-five million (25,000,000) shares of Preferred Stock. On amendment of this Article, each outstanding share of Preferred Stock, Series A, shall be reclassified and changed into .01245 shares of Common Stock. The Series designation of the Preferred Stock, Series B, shall be removed so that such stock is referred to as "Preferred Stock," and each share of Common Stock (including without limitation the above reclassified Preferred Stock, Series A) shall be split up and converted into two and one-half (2 1/2) shares of Common Stock.

     2. Following is the text of the PROPOSED Article III of the Company's Articles of Incorporation, as it would be amended if only Proposal No. 2 is approved by the shareholders.

                                     III

          The Corporation is authorized to issue two classes of shares, which shall be known as Common Stock and Preferred Stock. The Corporation is authorized to issue fifty million (50,000,000) shares of Common Stock and twenty-five million (25,000,000) shares of Preferred Stock. On amendment of this Article, each outstanding share of Preferred Stock, Series A, shall be reclassified and changed into .01245 shares of Common Stock.
     The Series designation of the Preferred Stock, Series B, shall be removed so that such stock is referred to as "Preferred Stock," and each share of Common Stock (including without limitation the above reclassified Preferred Stock, Series A) shall be split up and converted into two and one-half (2 1/2) shares of Common Stock.

                                     A-1-

                                   EXHIBIT B

      1. Following is the text of the CURRENT Article III of the Company's Articles of Incorporation, which would be amended if Proposal No. 3 is approved by the shareholders.

                                     III

The Corporation is authorized to issue two classes of shares, which shall be known as Common Stock and Preferred Stock. The Corporation is authorized to issue twenty-five million (25,000,000) shares of Common Stock and twenty-five million (25,000,000) shares of Preferred Stock. On amendment of this Article, each outstanding share of Preferred Stock, Series A, shall be reclassified and changed into .01245 shares of Common Stock. The Series designation of the Preferred Stock, Series B, shall be removed so that such stock is referred to as "Preferred Stock," and each share of Common Stock (including without limitation the above reclassified Preferred Stock, Series
A) shall be split up and converted into two and one-half (2 1/2) shares of Common Stock.

     2. Following is the text of the PROPOSED Article III of the Company's Articles of Incorporation, as it would be amended if only Proposal No. 3 is approved by the shareholders.

               (a) The corporation is authorized to issue two classes of stock, which shall be designated respectively "Common Stock" and "Preferred Stock."

               (b) The number of shares of Common Stock which the corporation is authorized to issue is 25,000,000.

               (c) The number of shares of Preferred Stock which the corporation is authorized to issue is 25,000,000. The Preferred Stock may be issued in one or more series. The Board of Directors is authorized to fix the number of any such series of Preferred Stock and to determine the designation of any such series. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

3. Following is the text of the CURRENT Article IV of the Company's Articles of Incorporation, which would be deleted in its entirety if Proposal No. 3 is approved by the shareholders.

                                     B-1-

                                      IV

          The relative rights, preferences, privileges and restrictions granted or imposed on the respective classes of shares or on their holders are as follows:

          1.   DIVIDENDS

               (a) The holders of Preferred Stock shall be entitled to receive dividends and any other distribution (as defined below) when and as declared by the Board of Directors of the Corporation out of the assets of the Corporation that are legally available therefor, at the rate of $0.01 per share per annum and no more, prior to the payment of any distributions to holders of Common Stock. Dividends shall accrue from the date of issuance of the shares of Preferred Stock and shall be deemed to accrue from day-to-day whether or not earned or declared. Dividends on the Preferred Stock shall be payable semi-annually on September 30 and March 31 of each year commencing September 30, 1993. Such dividends shall be cumulative so that if for any dividend period dividends on the outstanding Preferred Stock at the rate herein specified are not paid or declared and set apart therefor, the deficiency shall be fully paid and declared and set apart for payment, without interest, before any distribution, by dividend or otherwise, shall be paid on, declared, or set apart from the Common Stock.

               (b) For the purposes of this Section 1 herein, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the Corporation for cash or property.

               (c) No dividends shall be declared or declared and paid on or set aside for the Common Stock or any shares ranking junior to the Preferred Stock in any fiscal year unless and until the cumulative dividend on all Preferred Stock outstanding in respect of such fiscal year, in addition to all accrued but unpaid dividends on Preferred Stock, shall have been declared and paid or set aside for payment.

          2. LIQUIDATION PREFERENCES. In the event of any liquidation, dissolution or winding-up of the Corporation, either voluntarily or involuntarily, the holders of Preferred Stock shall receive an amount equal to twenty cents ($.20) per share and all accrued and unpaid dividends, and no more, before any amount shall be aid to the holders of Common Stock. In the event that the assets of the Corporation are insufficient to permit full payment to the holders of the Preferred Stock as herein provided, then such assets shall be distributed among the outstanding shares of Preferred Stock. Subject to such preferential rights, the holders of the Common Stock shall receive, ratably, all remaining assets of the Corporation. A merger of the Corporation with or into any other corporation or a sale of all or substantially all of the assets of the Corporation, shall not be deemed a liquidation, dissolution or winding-up of the Corporation within the meaning of this paragraph.

                                     B-2-

3.   VOTING RIGHTS

          (a) Except as otherwise provided by law, the holders of Common Stock shall have one vote for each share of Common Stock on all matters submitted to a vote of the holders of shares of Common Stock. Except as otherwise provided in these Amended and Restated Articles of Incorporation or by law, the holders of Common Stock shall have exclusive voting rights and powers including the exclusive right to receive notice of shareholder meetings. The holders of shares of Preferred Stock shall have no voting rights except in the event of a default as defined below. In the event of a default, the holders of Preferred Stock shall as a class be entitled, an aggregate number of votes equal to one hundred percent (100%) of the votes to which issued shares of Common Stock as a class are entitled as of the date of the default, and shall be entitled to receive notice of and to attend all shareholder meetings.

          (b) For the purposes of this Section 3, "default" shall mean failure by the Corporation to pay dividends if the Corporation is legally entitled to make such payment.

          (c) While the Corporation is in default as defined herein, no dividend or distribution shall be declared, paid on, or set apart for the Common Stock.

          (d) Such Preferred Stock voting rights shall continue until all dividends accrued on the Preferred Stock shall have been paid or set apart for payment, at which time the entire voting power shall revert to the shareholders of Common Stock and continue in them until a subsequent default occurs.

          4.   REDEMPTION

               (a) REDEMPTION BY THE CORPORATION. On or before March 31, 1995, if there is: (i) a change of control (as defined below) of the Corporation; or (ii) a public offering (as defined below) of shares of Common Stock, the Corporation may from time to time redeem all or any of the outstanding shares of Preferred Stock, pro rata, by paying in cash 115% of contributed capital per share plus all accrued and unpaid dividends on each redeemed share to and including the date of redemption, the sum of which shall be the redemption price. After March 31, 1995, the Corporation may from time to time redeem all or any of the outstanding Preferred Stock by paying in cash 110% of contributed capital per share, plus all accrued and unpaid dividends on each redeemed share to and including the date of redemption, the sum of which shall be the redemption price. At least 60 days before the date of redemption, written redemption notice shall be given to each holder of Preferred Stock by first class mail, postage prepaid, at the shareholder's address as shown on the Corporation's records, stating: (i) whether all or fewer than all of the outstanding shares of the Preferred Stock are to be redeemed; (ii) the date fixed for redemption; (iii) the redemption price; (iv) the place for payment of the redemption price; and (v) the then-current conversion rate (as determined in Section 5(a)) and the date of termination of the right to convert. If fewer than all of the outstanding Preferred Stock shares are to be redeemed, the redemption shall be on a pro rata basis, as

                                     B-3-
designated by the Board of Directors. No shares may be redeemed, however, unless all accrued dividends of all periods to and including the current period on all outstanding shares of Preferred Stock shall have been paid, except that dividends for the current period shall not be paid for the shares being redeemed. On or before the date fixed for redemption, each holder of shares to be redeemed (unless conversion rights as provided in Article IV, Section 5(a) have previously been exercised as to those shares) shall surrender the certificates representing these shares to the Corporation at the place designated for payment in the redemption notice and shall then be entitled to receive payment of the redemption price. If fewer than all the shares represented by any of the surrendered certificates are redeemed, new certificates representing the unredeemed shares shall be issued. If the redemption notice is given in the manner provided in this Article IV, Section 4(a), and if on the redemption date the redemption price is available for payment, whether or not the certificates covering these shares are surrendered, all rights with respect to the redeemable shares shall terminate except the right of the holders to receive the redemption price without interest on the surrender of the certificates.

          (b)  For the purposes of Section 4(a):

               (i) "Change of Control" means the sale or other event or series of events which results in the majority, determined at the time of the sale, event or completion of the series of events, of the shares of Common Stock outstanding being held by one or more persons any of whom are not holders of shares of Common Stock or their affiliates at the date hereof; and

               (ii) "Public Offering" means an offer by the Corporation to sell shares of Common Stock of the Corporation to the public pursuant to a prospectus, registration statement or other similar disclosure document in accordance with applicable securities laws and regulations.

          (c) REDEMPTION BY SHAREHOLDER. At any time after March 31, 1995, any holder of any of the outstanding shares of Preferred Stock may from time to time require the Corporation to redeem all or any of his or her said shares for cash at 110% of contributed capital per share plus all accrued and unpaid dividends on each redeemed share to and including the date of redemption, the sum of which is called the redemption price. A holder wishing to so require the Corporation to redeem such shares shall give the Corporation written notice by first-class mail, postage prepaid, stating:
(i) the holder's desire to redeem his or her shares of Preferred Stock; (ii) the number of shares of Preferred Stock to be redeemed; and, (iii) the name and address for payment of the redemption price. The Corporation shall redeem the shares within sixty (60) days of receipt of the notice to the extent it is legally entitled to do so.

Each holder of shares to be redeemed shall surrender the certificates representing the shares to be redeemed to the Corporation and shall then be entitled to receive payment of the redemption price. If fewer than all the shares represented by any of the surrendered certificates are redeemed, new certificates representing the unredeemed shares shall be issued. If the redemption notice is given in the manner provided in this Article IV,

                                     B-4-

Section 4(c), and if on the redemption date the redemption price is available for payment, whether or not the certificates covering these shares are surrendered, all rights with respect to the redeemable shares shall terminate except the right of the holders to receive the redemption price without interest on the surrender of the certificates.

If the Corporation receives notice requiring the Corporation to redeem shares of Preferred Stock in excess of the number of shares which the Corporation is legally entitled to redeem, the redemption shall be on a pro rata basis, as designated by the Board of Directors.

The Corporation shall give written notice to the holders of shares of Preferred Stock:

          (a)  of the number of shares to be redeemed, and

          (b)  the date fixed for redemption

if it receives notice requiring it to redeem any of the Preferred Stock, within sixty (60) days of receipt of such Notice.

Notwithstanding this requirement to give notice, the Corporation will not be liable to shareholders for the Corporation's inadvertent failure to give notice and failure to give notice for whatever reason will not affect the validity of any redemption under this Article IV, Section 4-C-.

     5.   CONVERSION RIGHTS OF PREFERRED STOCK

          (a) The shares of Preferred Stock shall be convertible at the option of the respective holders of the shares on or before the earlier of:
(i) the 15th day before the date, if any, fixed for the redemption of Preferred Stock in a notice of redemption as provided in Article IV, Section 4(a) of these articles; and (ii) March 31, 1995. On amendment of this Article, all holders of Preferred Stock who, within the time period specified above, endorse the certificates representing shares being converted and deliver them, together with a written notice of their intention to convert, to the Corporation at its principal office, shall be entitled to receive 0.04 shares of Common Stock for each share of Preferred Stock being converted. If the number of outstanding shares of Common Stock has been increased or reduced (except with respect to the issue of shares of Common Stock issued upon the exercise of options to acquire shares of Common Stock outstanding on the date hereof) since the first issuance of the Preferred Stock because of a split, share dividend, merger, consolidation, or other capital change or reorganization affecting the number of outstanding shares, the rate of conversion shall be proportionately adjusted, to preserve fairly and equitably as far as reasonably possible the original conversion rights of the Preferred Stock shares being converted. The Corporation shall forthwith do all things necessary to give effect to this adjustment.

          (b) Shares converted under this Article IV, Section 5 shall not be reissued. The Corporation shall at all times reserve and keep available a sufficient

                                     B-5-
number of its authorized but unissued shares of Common Stock, and shall further obtain and keep in force any permits required, to enable it to issue and deliver all shares of Common Stock required to cover the conversion rights granted under this Article IV, Section 5.

          (c) No fractional shares shall be issued on conversion, but the Corporation shall pay cash for any fractional shares of Common Stock to which shareholders may be entitled, at the fair value of Common Stock shares at the time of conversion. The fair value of these shares shall be determined by the Board of Directors.

                                     B-6-

                                   EXHIBIT C

                        CERTIFICATE OF INCORPORATION

                                      OF

                        PARADISE BAKERY & CAFE, INC.
                 ____________________________________________

     The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                       I

     The name of this corporation is Paradise Bakery & Cafe, Inc.

                                       II

     The address of the registered office of this corporation in the State of Delaware is c/o The Corporation Trust Company, The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                                      III

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       IV

     A. The corporation is authorized to issue two classes of stock, which shall be designated respectively "Common Stock" and "Preferred Stock".

     B. The number of shares of Common Stock which the corporation is authorized to issue is Fifty Million (50,000,000), each having a par value of one-tenth of one cent ($.001).

     C. The number of shares of Preferred Stock which the corporation is authorized to issue is Twenty Five Million (25,000,000) ), each having a par value of one-tenth of one cent ($.001). The Preferred Stock may be issued in one or more series. The Board of Directors is authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law (the "DCGL"), to fix the number of any such series of Preferred Stock, and to determine the designation of any such series, in accordance with the requirements of the DGCL. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred

                                     C-1-

Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

                                       V

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors, and of its stockholders or any class thereof, as the case may be, it is further provided as follows.

     A. (1) The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be set forth in the bylaws and may be changed from time to time by amendment to the bylaws as provided therein and herein.

          (2) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (3) Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors.

          (4) Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes, and any newly created directorships resulting from any increase in the number of directors, shall, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

          (5) The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

     B. (1) The shareholders of the corporation may alter or amend the corporation's Bylaws, or adopt new Bylaws, by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the

                                     C-2-
corporation. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

          (2) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

          (3) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                       VI

     A. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII

     A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     B. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII.

                                     C-3-

                                     VIII

The name and the mailing address of the Sole Incorporator is as follows:

NAME                                    MAILING ADDRESS
Philip S. Boone, Jr.                    C/o Rosenblum, Parish & Isaacs, PC
                                        555 Montgomery Street, 15th Floor
                                        San Francisco, CA 94111


     IN WITNESS WHEREOF, this Certificate has been subscribed this ____ day of November, 1997 by the undersigned, who affirms that the statements made herein are true and correct.

                                                        Philip S. Boone, Jr.
                                                           Sole Incorporator


                                     C-4-

                                   EXHIBIT D







                                    BYLAWS



                                      OF



                          PARADISE BAKERY & CAFE, INC.
                           (A DELAWARE CORPORATION)





                                      D-1-

                                    BYLAWS
                                      OF
                           PARADISE BAKERY & CAFE, INC.
                             (A DELAWARE CORPORATION)




                                   ARTICLE I

                                    OFFICES

     Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

     Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                                 CORPORATE SEAL


     Section 1. Corporate Seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE III

                              STOCKHOLDERS' MEETINGS

     Section 1. Place Of Meetings. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Article I Section 2 hereof.

     Section 2.  Annual Meeting.

     (a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

     (b) Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the

                                     D-2-
corporation entitled to vote for the election of Directors. Notice of intention to make any nominations (other than for persons named in the Notice of any meeting called for the election of Directors) are required to be made in writing and to be by the later of: (i) the close of business 21 days prior to any meeting of shareholders called for the election of Directors or
(ii) 10 days after the date of mailing of notice of the meeting to shareholders. Such notification must contain the following information, to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee;
(c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt; and (g) any other information relating to such nominee that is required to be disclosed in solicitation proxies for the election of directors or is otherwise required to be provided by the stockholder pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a Director from each proposed nominee, and shall confirm the accuracy of all of the above-described information contained in the notice. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a Director between the last day for giving notice in accordance with this paragraph and the date of election of Directors if the procedure called for in this paragraph was followed with respect to the nomination of the nominee who has become unable to serve.

     Section 3.  Special Meetings.

     (a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

     (b) If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Article III Section 4 and Article XII
Section 1 of these Bylaws.  If the notice is not given within

                                      D-3-
sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

     Section 4. Notice Of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by such stockholder's attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

     Section 5. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the vote cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

     Section 6. Adjournment And Notice Of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, notice need not be given of

                                      D-4-
the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 7. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Article III Section 9 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

     Section 8. Joint Owners Of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, such shareholder's act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the General Corporation Law of Delaware, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

     Section 9. List Of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

                                      D-5-

     Section 10.  Action Without Meeting.

     (a) Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent, in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and delivered to the corporation by delivery to its principal place of business or to any officer or agent of the corporation having custody of the book in which proceedings of the meetings of stockholders are recorded.

     (b) Every written consent shall bear the date signature of each stockholder who signs the consent and no action may be taken by written consent unless the number of consents necessary to take such action have been delivered to the corporation within sixty (60) days of the earliest dated consent.

     (c) Prompt notice of the taking of corporate action by less than unanimous written consent shall be given to those stockholders who have not consented in writing to the action and who would otherwise have been entitled to notice of a meeting at which the action had been taken, assuming the record date for the meeting was the date that a sufficient number of consents were delivered to the corporation to make the action effective.

     Section 11.  Organization.

     (a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

     (b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be

                                      D-6-
held in accordance with rules of parliamentary procedure.


                                  ARTICLE IV

                                  DIRECTORS

     Section 1. Number And Term Of Office. The authorized number of directors shall be not less than four (4) nor more than seven (7), unless and until changed by an amendment to this Article IV Section 1 of these Bylaws adopted by a vote of at least sixty-six and two-thirds percent (66 2/3%) of the stockholders. The exact number of directors within said range shall be fixed by an amendment to this Article IV Section 1 adopted by the Board of Directors; and unless and until so amended, the exact number of directors is hereby fixed at four (4). A reduction in the authorized number of directors shall not remove any director prior to the expiration of such director's term of office. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

     Section 2. Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

     Section 3. Classes Of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 4. Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

     Section 5. Resignation. Any director may resign at any time by delivering such director's written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of

                                      D-7-

Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until such Director's successor shall have been duly elected and qualified.

     Section 6. Removal. Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors (the "Voting Stock").

     Section 7.  Meetings.

     (a) Annual Meetings. The annual meeting of the Board of Directors shall be held immediately before or after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

     (b) Regular Meetings. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Article I Section 2 hereof.
 Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware which has been designated by resolution of the Board of Directors or the written consent of all directors.

     (c) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or any two of the directors.

     (d) Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     (e) Notice Of Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, facsimile, electronic mail, telegraph or telex, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in

                                      D-8-
writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (f) Waiver Of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 8.  Quorum And Voting.

     (a) Quorum. Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under
Article XI Section 1 hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) Voting. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

     Section 9. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 10. Fees And Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

                                      D-9-

     Section 11.  Committees.

     (a) Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation provided, however, that no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation.

     (b)  Other Committees.   The Board of Directors may, by resolution passed
by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

     (c) Term. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors. The Board of Directors, subject to the provisions of subsections
(a) or (b) of this Article IV Section 11 may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of such member's death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                                      D-10-

     (d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Article IV Section 11 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

     Section 12. Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in the Secretary's absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

                                   ARTICLE V

                                   OFFICERS

     Section 1. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer, the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

     Section 2.  Tenure And Duties Of Officers.


                                     D-11-

     (a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     (b) Duties Of Chairman Of The Board Of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Article V Section 2.

     (c) Duties Of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

     (d) Duties Of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

     (e) Duties Of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

     Duties Of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the

                                     D-12-

Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

     Section 3. Delegation Of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

     Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.


     Section 5. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.


                                     D-13-

ARTICLE VI
                  EXECUTION OF CORPORATE INSTRUMENTS AND
              VOTING OF SECURITIES OWNED BY THE CORPORATION

     Section 1.  Execution Of Corporate Instruments.

     (a) Determination of Signatory. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

     (b) Required Signatories. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

     (c) Checks; Drafts. All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

     (d) Authority to Bind Corporation. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     Section 2. Voting Of Securities Owned By The Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.


                                     D-14-

                                  ARTICLE VII

                                SHARES OF STOCK

     Section 1. Form And Execution Of Certificates. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

     Section 2. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.


                                     D-15-

     Section 3.  Transfers.

     (a) Transfers on Books. Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

     (b) Transfer Restrictions. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

     Section 4.  Fixing Record Dates.

     (a) Notice of Meeting. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) Dividends; Distributions. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 5. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                     D-16-

                                  ARTICLE VIII

                     OTHER SECURITIES OF THE CORPORATION

     Section 1. Execution Of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered Article VII Section 1), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

                                  ARTICLE IX

                                   DIVIDENDS

     Section 1. Declaration Of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                     D-17-

                                       ARTICLE  X

                                       FISCAL YEAR

     Section 1. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.


                                       ARTICLE XI

                                     INDEMNIFICATION

     Section 1. Indemnification Of Directors, Executive Officers, Other Officers, Employees And Other Agents.

     (a) Directors and Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or (iv) such indemnification is required to be made under subsection (c).

     (b)  Expenses.

          (i) The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

          (ii) Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (d) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such

                                       D-18-
     quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

     (c) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Article XI shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Article XI to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting such claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a conclusive defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

     (d) Non-Exclusivity Of Rights. The rights conferred on any person by this Article XI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware


                                       D-19-

General Corporation Law.

     (e)  Survival Of Rights.  The rights conferred on any person by this
Article XI shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (f) Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article XI.

     (g)  Amendments.  Any repeal or modification of this Article
XI shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

     Saving Clause. If this Article XI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Article XI that shall not have been invalidated, or by any other applicable law.

     Certain Definitions. For the purposes of this Article XI, the following definitions shall apply:

     (1) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

     (2) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

     (3) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as such individual would have with respect to such constituent corporation if its separate existence had continued.

                                       D-20-

     (4) References to a "director," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     (5) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.

                                       ARTICLE XII

                                        NOTICES

     Section 1.  Notices.

     (a) Notice To Stockholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to such stockholder's address last known post office address as shown by the stock record of the corporation or its transfer agent or by such other method as to which the stockholder consents.

     (b) Notice To Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), or by facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

     (c) Affidavit Of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

     (d) Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

                                       D-21-

     (e) Methods Of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

     (f) Failure To Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

          (g)  Notice To Person With Whom Communication Is Unlawful.
Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

         (h) Notice To Person With Undeliverable Address. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person's then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.


                                       D-22-

                                       ARTICLE XIII

                                        AMENDMENTS

Section 1.  Amendments.  Subject Article IV Section 1 and to paragraph (g) of
Article XI Section 1 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

                                       ARTICLE XIV

                                    LOANS TO OFFICERS

Section 1. Loans To Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

                                       ARTICLE XV

                           CONFIDENTIALITY OF CORPORATE RECORDS

     Section 1. Confidentiality of Corporate Records. The Corporation's financial statements (to the extent not publicly available) accounting books and records, and minutes of proceedings (including written consents) of its shareholders and Board of Directors (including Committees thereof) [hereinafter the "Corporate Records"] contain confidential information and trade secrets of the Corporation. The corporation's business could be harmed significantly if the contents of the Corporate Records were known to competitors. Therefore, the Corporation shall have a general policy of maintaining the confidentiality of the Corporate Records which, by their acceptance of their share certificate, all shareholders are deemed to have accepted.

     Section 2. Non-Disclosure Statement. The corporation acknowledges that its shareholders have rights to inspect the corporate Records ("Inspection Right") by virtue of being shareholders (including, ;without limitation, those rights granted by the Delaware General Corporation Law). These Inspection Rights, however, are limited to purposes reasonably related to a shareholder's interests as a shareholder of the corporation. In order to assure that such limitation on the Inspection Rights is adhered to, the corporation may require that a shareholder (and any agent or attorney of such shareholder) execute a non-disclosure statement prior to


                                       D-23-
permitting such person to utilize the Inspection Rights with respect to the Corporate Records. Such non-disclosure statement may provide that absent the prior written consent of an officer of the corporation such inspecting person not disclose to a third party those portions of the Corporate Records to which such inspecting person does not lawfully obtain access other than through exercise of the Inspection Rights without a duty of non-discolor. Such non-disclosure statement would further provide that an officer of the corporation would be required to consent to a written request for permission to disclose a portion of the Corporate Records if the disclosure of the designated portion of the Corporate Records to the named third party was for a purpose reasonably related to the shareholder's interest as a shareholder of the corporation and the named third party had delivered to such officer a non-disclosure statement whereby such third party similarly agreed not to disclose such Corporate Records without the prior written consent of an officer of the Corporation.

     All share certificates of the Corporation shall bear a legend referring to the requirements imposed by this Article XV.

                                       D-24-

                                   EXHIBIT E

                        AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (hereinafter called the "Merger Agreement") is made as of _____________, 1997 by and between JAVA CENTRALE, INC., a California corporation ("Java"), and PARADISE BAKERY & CAFE, INC., a Delaware corporation ("Paradise"). Java and Paradise are sometimes referred to as the "Constituent Corporations."

     The authorized capital stock of Java consists of twenty five million (25,000,000) shares of Common Stock, 23,005,004 of which are issued and outstanding and twenty five million (25,000,000) shares of Preferred Stock, none of which are issued and outstanding. The authorized capital stock of Java Delaware consists of fifty million (50,000,000) shares of Common Stock, $.001 par value, _____ of which are issued and outstanding, and twenty five million (25,000,000) shares of Preferred Stock, $.001 par value, none of which are issued and outstanding.

     The directors of the Constituent Corporations deem it advisable and to the advantage of said corporations that Java California merge into Java Delaware upon the terms and conditions herein provided.

     NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that Java shall merge into Paradise on the following terms, conditions and other provisions:

1.   TERMS AND CONDITIONS.

     (a) Merger. Java shall be merged with and into Paradise (the "Merger"), and Java Delaware shall be the surviving corporation (the "Surviving Corporation") effective upon the date when this Merger Agreement is filed with the Secretary of State of Delaware (the "Effective Date").

     (b) Succession. On the Effective Date, Paradise shall continue its corporate existence under the laws of the State of Delaware, and the separate existence and corporate organization of Java, except insofar as it may be continued by operation of law, shall be terminated and cease.

     (c) Transfer Of Assets And Liabilities. On the Effective Date, the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by the Surviving Corporation, subject to all of the disabilities, duties and restrictions of or upon each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to each of the Constituent Corporations on whatever account, and all things in action or belonging to each of the Constituent Corporations shall be transferred to and vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that the liabilities of the Constituent Corporations and of their shareholders, directors and officers shall not be affected and all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place except as they may be modified with the consent of such creditors and all debts, liabilities and duties of or upon each of the Constituent Corporations shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

     (d) Common Stock Of Java And Paradise. On the Effective Date, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, (i) each ten (10) shares of Common Stock of Java issued and outstanding immediately prior thereto shall be changed and converted into one (1) fully paid and nonassessable share of Common Stock of Paradise; and (ii) each share of Common Stock of Java Delaware issued and outstanding immediately prior thereto shall be canceled and returned to the status of authorized but unissued shares.

     (e) Fractional Shares. No certificates or scrip representing fractional shares in Paradise will be issued, and no such fractional interest will entitle the holder thereof to vote or to any rights as a shareholder of Paradise. In lieu of such fractional shares of Paradise Common Stock, a certificate or certificates evidencing the aggregate of all fractional shares otherwise issuable (rounded, if necessary, to the next higher whole share) shall be issued to American Stock Transfer and Trust Company (the "Exchange Agent") as agent for the account of all holders of Java Common Stock otherwise entitled to receive fractional shares. Sales of fractional interests of Paradise Common Stock shall be effected by the Exchange Agent as soon as practicable on the basis of prevailing market prices of the Paradise Common Stock on the NASDAQ SmallCap Issuer's Market at the time of sale. As such sales are completed, the Exchange Agent will pay to such stockholders their pro rata share of the net proceeds derived from the sale of their fractional interests in the Paradise Common Stock.

     (f) Stock Certificates. At and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of the Common Stock of Java shall be deemed for all purposes to evidence ownership of and to represent the whole shares of Paradise into which the shares of Java represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the whole shares of Paradise evidenced by such outstanding certificate as above provided.

     (g) Options and Warrants Of Java. On the Effective Date, the Surviving Corporation will assume and continue Java's 1993 Stock Option Plan and the outstanding options and warrants, respectively, to purchase shares of Common Stock shall become options and warrants, respectively, to purchase shares of Common Stock of Paradise, with no changes in terms and conditions, except as is necessary pursuant to the terms of such options or warrants, as the case may be, to adjust the number of shares and/or price of such shares issuable upon exercise of the options or warrants, respectively, to reflect a ten for one reverse stock split occurring as a result of this Agreement. As of the Effective Date, Paradise hereby assumes the outstanding and unexercised portions of such options and warrants, respectively, and the obligations of Java with respect thereto. Upon exercise of any outstanding options on or after the Effective Date resulting in potential issuance of fractional shares, the optionee shall receive the number of whole shares is entitled to receive upon exercise of the option plus an amount of cash equal to the fractional share to be issued multiplied by the last sale price of the Common Stock of Paradise on the business day immediately preceding the issuance, provided, however, that Paradise will provide cash for such fractional shares if, and only if, at the time of the exercise of the option, the optionee is unable to exercise such additional portion of the option as may be necessary to purchae a full share of Paradise. Java represents that the adjustment to the warrants as a result of the merger will not create any fractional shares.

     (h) Employee Benefit Plans. On the Effective Date, the Surviving Corporation shall assume all obligations of Java under any and all employee benefit plans in effect as of the Effective Date with respect to which employee rights or accrued benefits are outstanding as of such time. On the Effective Date, the Surviving Corporation shall adopt and continue in effect all such employee benefit plans upon the same terms and conditions as were in effect immediately prior to the Merger.

2.   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS.

     (a) Certificate Of Incorporation And Bylaws. The Certificate of Incorporation and Bylaws of Paradise in effect on the Effective Date shall continue to be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     (b) Directors. The directors of Java immediately preceding the Effective Date shall become the directors of the Surviving Corporation on and after the Effective Date to serve until the expiration of their terms and until their successors are elected and qualified.

     (c) Officers. The officers of Java immediately preceding the Effective Date shall become the officers of the Surviving Corporation on and after the Effective Date to serve at the pleasure of its Board of Directors.

3.   MISCELLANEOUS.

     (a) Further Assurances. From time to time, and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Java such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise, in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Java and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Java or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     (b) Amendment. At any time before or after approval by the shareholders of Java, this Merger Agreement may be amended in any manner (except that, after the approval of the Merger Agreement by the shareholders of Java, the principal terms may not be amended without the further approval of the shareholders of Java) as may be determined in the judgment of the respective Board of Directors of Paradise and Java to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.

     (c)  Conditions To Merger.   The obligation of the Constituent
Corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by either of the Constituent Corporations in its sole discretion to the extent permitted by law):

          (i) the Merger shall have been approved by the shareholders of Java in accordance with applicable provisions of the General Corporation Law of the State of California; and

          (ii) Java, as sole stockholder of Paradise, shall have approved the Merger in accordance with the General Corporation Law of the State of Delaware; and

          (iii) any and all consents, permits, authorizations, approvals, and orders deemed in the sole discretion of Java to be material to consummation of the Merger shall have been obtained.

     (d) Abandonment Or Deferral. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Java or Paradise or both, notwithstanding the approval of this Merger Agreement by the shareholders of Java or Paradise or the prior filing of this Merger Agreement with the Secretary of State of the State of Delaware, or the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Boards of Directors of Java and Paradise, such action would be in the best interests of such corporations. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation or its Board of Directors or shareholders with respect thereto, except that Java shall pay all expenses incurred in connection with the Merger or in respect of this Merger Agreement or relating thereto.

     (e) Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this Merger Agreement, having first been fully approved by the Board of Directors of Java and Paradise, is hereby executed on behalf of each said corporation and attested by their respective officers thereunto duly authorized as of the date first written above.

JAVA CENTRALE, INC.           PARADISE BAKERY & CAFE, INC.
a California Corporation      a Delaware Corporation


By:                           By:
   -------------------------     -------------------------

Its:                          Its:
   -------------------------     -------------------------

                               JAVA CENTRALE, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                               November 25, 1997

     The undersigned appoint(s) Gary C. Nelson and Bradley B. Landin, and each of them individually, as proxies for the undersigned, with full power of substitution and revocation, to represent and to vote, as designated below, all shares of Common Stock of Java Centrale, Inc. (the "Company") that the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders of the Company to be held at the Hilton Hotel, 2200 Harvard Street, Sacramento, California on November 25, 1997 at 8:00 A.M., local time, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, and according to their discretion upon all other matters that may be properly presented for action at the Annual Meeting, or at any adjournment thereof. The undersigned may revoke this Proxy at any time prior to its exercise.

     IF ANY SHAREHOLDER GIVES PROPER NOTICE AT THE ANNUAL MEETING OF HIS INTENTION TO CUMULATE HIS VOTES IN THE ELECTION OF DIRECTORS, THE PROXYHOLDERS WILL HAVE THE FULL DISCRETION AND AUTHORITY TO VOTE CUMULATIVELY AND TO ALLOCATE VOTES AMONG ANY OR ALL OF THE NOMINEES OF THE BOARD OF DIRECTORS IN SUCH ORDER AS THEY MAY DETERMINE UNLESS THE SHAREHOLDER HAS OTHERWISE INDICATED BY MARKING THE BOXES ON THE OTHER SIDE OF THIS CARD. SEE THE "VOTING SECURITIES" SECTION OFTHE PROXY STATEMENT FOR MORE INFORMATION.

     The Board of Directors of the Company recommends a vote FOR each of the Proposals listed on this card.

             (Continued and to be signed on the reverse side)

/X/  Please
     mark your
     vote as in
     this
     example
     (continued from other side)




          FOR ALL   WITHHOLD FROM
          NOMINEES  ALL NOMINEES

1.          / /1         / /2

Proposal to elect the following nominees to serve as directors, each to hold office until the 1997 Annual Meeting of Shareholders or until his successor has been duly elected and qualified.
(Instruction: To withhold authority to vote for any individual nominee, strike a line through his name in the list.

Nominees: Richard J. Crosby, Gary C. Nelson,  Bradley B.
Landin, and Phillip E. Pearce

SIGNATURE(S):


                                        FOR
                                        AGAINST
                                        ABSTAIN

2. Proposal to increase the
number of authorized shares             / /3       / /4       / /
of Common Stock to
50,000,000 shares.
3.  Proposal to provide for
a new class of 25,000,000               / /6       / /7       / /
shares of Preferred Stock.
4.  Proposal to effect a
one-for-ten reverse split of            / /9       / /10      / /
the Company's outstanding
Common Stock.
5.  Proposal to change the
Company's state of
incorporation from
California to Delaware.
6.   Proposal to approve the            / /12      / /13      / /
appointment of Grant
Thornton, LLP as
independent auditors.
                                        / /15      / /16      / /

I/we ______ do _____ do not expect to attend this meeting

To assure a quorum, you are urged to date, complete, and sign this Proxy and mail it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.

This Proxy, when property executed and returned to the Company, will be voted in the manner directed in this card. In the event that no such decision is given hereon and this Proxy is not subsequently revoked or suspended, the proxyholders named below intend to vote FOR the election of each of the nominees for director listed herin and FOR each of the other proposals listed above.



                    DATE:

Note: Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, officer, partner, or guardian, please give full title. If more than one trustee, all should sign. WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.